UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROCS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CROCS, INC.
500 Eldorado Blvd., Building 5
Broomfield, Colorado 80021
____________________________________________________________________

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2025
____________________________________________________________________

To the Stockholders of Crocs, Inc.:

We will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Crocs, Inc. on June 10, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CROX2025, where you will be able to listen to the Annual Meeting live, submit questions, and vote. We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. We have held our annual meetings of stockholders by means of remote communication only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

The Annual Meeting’s purpose is to:

1.elect the three Class II director nominees named in the proxy statement;

2.ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025;

3.hold an advisory vote to approve the compensation of our named executive officers; and

4.consider any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record of our common stock at the close of business on April 14, 2025 are entitled to receive notice of, and to vote at, the Annual Meeting.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

All stockholders are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting online, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials (the “Notice”), over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card or voting instruction form, as applicable, which will include a postage-paid envelope, to submit your vote by mail, as described in the Notice. You may also vote your shares online, and submit your questions, during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CROX2025 and can be found in the proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. Stockholders of record who attend the Annual Meeting online may withdraw their proxy and vote online if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Sara Hoverstock
Sara Hoverstock Senior Vice President, General Counsel
Broomfield, Colorado
April 25, 2025

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Statements that refer to, among other things, industry trends, projections of our future financial performance, anticipated trends in our business, expected effects of our initiatives, strategies, and plans, and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management’s current views concerning future events or results, use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “strive,” and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” “would,” and similar expressions or variations. Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), elsewhere throughout the Annual Report, and those described from time to time in our past and future reports filed with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by applicable law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials and reports found on those websites. These websites, materials, and reports are not incorporated by reference herein.

PROXY STATEMENT SUMMARY

This proxy statement is furnished to stockholders of Crocs, Inc., a Delaware corporation (the “Company,” “Crocs,” “we,” “us,” or “our”), in connection with the solicitation of our board of directors (the “Board”) of proxies to be voted at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This is a summary of the information contained in this proxy statement, but it does not contain all of the information you should review and consider. You should read all of the information in this proxy statement before voting.

Information about the Annual Meeting

Date:                   Tuesday, June 10, 2025
Time:                   9:00 a.m. Eastern Time
Place:                   www.virtualshareholdermeeting.com/CROX2025
Record Date:      April 14, 2025
Voting:                Stockholders of our common stock are entitled to vote

How to Vote

Internet:            www.proxyvote.com
Phone:                1-800-690-6903
Mail:    Complete, sign, and date your proxy card or voting instruction form and mail it in the enclosed postage-paid envelope
During the Annual Meeting:    Attend the Annual Meeting on June 10, 2025

Internet and telephone voting help reduce the impact on the environment and our costs in connection with the Annual Meeting. You may vote by internet or telephone 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 9, 2025. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/CROX2025 and can be found in this proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. If you wish to revoke your proxy, see the information on page 8 of this proxy statement.

If you hold your shares in “street name” through a bank, broker or other holder of record, the record holder of your shares will send you voting instructions, which you must follow in order for your shares to be voted at the Annual Meeting. If you hold in street name and wish to attend the Annual Meeting and vote online, you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through your bank, broker, or other holder of record.

This proxy statement will first be made available to stockholders on or about April 25, 2025.

2024 Financial Highlights

In 2024, we achieved record revenues:
•Revenues were $4,102.1 million for the year ended December 31, 2024, a 3.5% increase compared to the year ended December 31, 2023. The increase was due to the net effects of higher average selling price on a constant currency basis(1) (“ASP”) in both our Crocs and HEYDUDE brands and higher unit sales volume, partially offset by net unfavorable changes in exchange rates.
•We grew Crocs Brand revenues 8.8% in 2024 compared to 2023. HEYDUDE Brand revenues decreased 13.2% in 2024 compared to 2023.
•We sold 127.0 million pairs of shoes worldwide for the Crocs Brand in 2024, an increase from 119.6 million pairs in 2023. We sold 27.0 million pairs of shoes for the HEYDUDE Brand in 2024, a decrease from 33.0 million pairs in 2023.
•Gross margin was 58.8% in 2024 compared to 55.8% in 2023, an increase of 300 basis points. This was primarily due to prior year distribution costs associated with the move to our new HEYDUDE distribution center in Las Vegas, Nevada that did not recur in the current year, as well as higher ASP, favorable customer mix, and favorable brand mix.
•Selling, general & administrative expenses (“SG&A”) was $1,388.3 million in 2024, an increase of $215.1 million, or 18.3%, compared to 2023, primarily as a result of higher variable expenses related to higher revenues in the direct-to-

consumer channel and continued investment in talent and marketing. As a percent of revenues, SG&A increased 420 basis points to 33.8% of revenues.
•Income from operations was $1,021.9 million for the year ended December 31, 2024 compared to income from operations of $1,036.8 million for the year ended December 31, 2023. Our operating margin decreased to 24.9% in 2024, compared to 26.2% in 2023.
•Net income was $950.1 million in 2024 compared to $792.6 million in 2023. Diluted net income per common share was $15.88 for the year ended December 31, 2024, compared to a diluted net income per common share of $12.79 for the year ended December 31, 2023. These amounts include an income tax benefit of $39.5 million in 2024 and income tax expense of $83.7 million in 2023.
(1) Constant currency is a non-GAAP (as defined below) financial measure. For more information, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Proposals and our Board’s Voting Recommendations	Board Recommendation	Page
Election of Class II Directors (Proposal 1)
Ian M. Bickley	FOR	9
John B. Replogle	FOR	9
Douglas J. Treff	FOR	9
Ratification of our Independent Auditor (Proposal 2)	FOR	64
Advisory Vote to Approve the Compensation of our Named Executive Officers (Proposal 3)	FOR	65

Proposal 1—Election of Class II Directors (page 9)

Name	Age	Primary Occupation	Committee Memberships	Independent
Ian M. Bickley	61	Retired President, Global Business Development and Strategic Alliances for Tapestry, Inc.	Audit Committee and Corporate Responsibility and Sustainability Steering Committee	Yes
John B. Replogle	59	Founding Partner of One Better Venues, LLC	Compensation Committee and Corporate Responsibility and Sustainability Steering Committee	Yes
Douglas J. Treff	67	Retired Senior Vice President and Chief Financial Officer of World Vision, Inc.	Audit Committee (Chair)	Yes

The Board recommends a vote “FOR” each of the Class II directors listed above.

Proposal 2—Ratify Independent Auditors (page 64)

In March 2025, the Audit Committee of our Board of Directors (our “Board”) approved the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting.

The Board recommends a vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation (Advisory Say-on-Pay Vote) (page 65)

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and is market competitive

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

GOVERNANCE BEST PRACTICES:

• Majority independent Board	• Reasonable change in control protections

• Fully independent Compensation Committee	• No excise tax gross-ups

• Independent compensation consultant to the Compensation Committee	• Reasonable severance benefits

• No compensation policies and programs that give rise to excessive risks	• Limited executive perquisites and benefits

• Annual advisory say-on-pay vote (receiving 98% support in 2024)	• No hedging or pledging of company stock permitted by directors, executive officers, or any other employee

• Robust stock ownership guidelines for both executive officers and directors	• No repricing of stock options or stock appreciation rights

• Portion of compensation tied to corporate responsibility and sustainability performance	• Majority vote director resignation policy

• Clawback of incentive-based compensation	• No single-trigger vesting of equity awards that are assumed in the event of a change in control

• Annual director review and skill assessment	• Regular executive sessions of independent directors

• Independent chairperson of the Board	• Committed to sustainable business practices

• Annual evaluation of Board and committee members

We strive to pay our executives based on performance.

•Almost 90% of our Chief Executive Officer’s targeted 2024 compensation was in the form of performance-based cash or long-term equity awards.
•Based on our operating results in 2024, the Compensation Committee approved payouts of 117.6%, 120.7%, and 80.8% of target for the short-term cash incentive program (“STIP”) for the Enterprise, Crocs Brand, and HEYDUDE Brand scorecards, respectively. The Compensation Committee also approved a payout of 102.1% of target for the 2024 Adjusted EBITDA operating margin (as defined herein) for performance-based restricted stock units. Collectively, these performance-based awards were earned by our executives as our Company strived to achieve improvements in financial and operational performance against pre-established performance goals set by the Compensation Committee.
•The performance-based component of our long-term incentive program (“LTIP”) encompassed two financial metrics: (1) 2024-2026 Adjusted 3-year cumulative revenue (as defined herein) and (2) 2024 Adjusted EBITDA operating margin. The Compensation Committee used the extended performance period for the 2024-2026 Adjusted 3-year cumulative revenue portion of our LTIP to promote a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on Adjusted EBITDA operating margin and senior leader retention.
•The Compensation Committee continued to use the same financial and non-financial metrics for the STIP scorecards, including predetermined objectives associated with strategic initiative performance and predetermined objectives associated with corporate responsibility and sustainability progress.

Please see the “Compensation Discussion and Analysis” section below for more information on our executive compensation program.

The Board recommends a vote “FOR” the advisory vote to approve the compensation of the Company’s named executive officers.

CROCS, INC.
500 Eldorado Blvd., Building 5
Broomfield, Colorado 80021
_______________________________________________________________________

2025 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________________________________________

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting, to be held on June 10, 2025 at 9:00 a.m. Eastern Time, online at www.virtualshareholdermeeting.com/CROX2025, or at any postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CROX2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting, vote, and ask questions.

This proxy statement will first be made available to stockholders on or about April 25, 2025.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders over the Internet, rather than mailing printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025. This proxy statement and our 2024 annual report to stockholders are available at www.proxyvote.com.

What is contained in this proxy statement?

This proxy statement relates to proposals to be voted on at our Annual Meeting, the process for voting, our Board and committees of our Board, information about the compensation of our directors and certain executive officers for the year ended December 31, 2024, as well as other important information. We encourage you to read this entire proxy statement prior to voting your shares.

Who is entitled to vote?

Stockholders of record of our common stock at the close of business on April 14, 2025 are entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 56,063,458 shares of our common stock outstanding, for aggregate votes of 56,063,458 (or one vote per share) on all matters at the Annual Meeting.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank, or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting, vote, and ask questions. The Annual Meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What constitutes a quorum at the Annual Meeting?

A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors must be present in person, or by remote communication, or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked withhold with respect to the election of our Class II directors will be counted as present in determining whether there is a quorum.

What am I voting on?

We are asking for your vote on the following proposals at the Annual Meeting:
1.The election of the three Class II director nominees named in this proxy statement to serve until the 2028 Annual Meeting of Stockholders.
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.An advisory vote to approve the compensation of our named executive officers.

How do I vote?

Vote by Internet

If you are a stockholder of record, you may vote your proxy over the Internet by following the instructions on the Notice or, if you requested printed copies of our proxy materials, by following the instructions on the printed proxy card you received. Most beneficial stockholders (“street name” holders) may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Telephone

If you are a stockholder of record, you may vote your proxy by touch-tone telephone from within the U.S. by following the instructions on the Notice or, if you requested printed copies of the proxy materials, by following the instructions on the printed proxy card. Most beneficial stockholders (“street name” holders) may vote by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.

Vote by Mail

If you are a stockholder of record, you may vote your proxy by mail by requesting printed proxy cards, completing, signing, and dating the printed proxy cards and mailing them in the postage-paid envelope that will accompany the printed proxy materials. Beneficial owners (“street name” holders) may vote by completing, signing, and dating the voting instruction form provided and mailing it in the postage-paid envelopes accompanying the voting instruction form.

Vote online by attending the Annual Meeting

All stockholders as of the close of business on April 14, 2025, the record date, can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/CROX2025. If you are a beneficial owner who does not have a control number, you may gain access to the Annual Meeting by logging into your brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, trustee, bank, or other holder of record. Even if you plan to attend the Annual Meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be held entirely online live via audio webcast. In structuring our virtual Annual Meeting, our goal is to enhance stockholder participation. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person, and we believe the virtual Annual Meeting accomplishes this goal. We aim to provide a consistent experience to all stockholders regardless of their geographic location. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CROX2025. If you were a stockholder as of the record date for the Annual Meeting and you have your 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•The Annual Meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
•The virtual meeting platform is fully supported across browsers (Chrome, Edge, Firefox, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CROX2025.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CROX2025 on the day of the Annual Meeting.
•If you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CROX2025, type your question into the “Ask a Question” field, and click “Submit.”
•The question and answer session will also include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the Annual Meeting at www.virtualshareholdermeeting.com/CROX2025.
•Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We have designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.crocs.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting, vote, and ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

What vote is required for the proposals to pass?

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

Proposal 1 - Election of Directors The three Class II director nominees receiving the highest number of “for” votes cast online at the Annual Meeting or by proxy at the Annual Meeting will be elected as directors. Proxies marked withhold and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted. See “Corporate Governance—Majority Vote Director Resignation Policy” (below) regarding the requirement that director nominees tender their resignation if they receive a greater number of votes “withheld” from their election than votes “for” such election.

Proposal 2 - Ratification of Appointment of Deloitte & Touche LLP The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal; however, brokers are entitled to vote on this proposal, and therefore, no broker non-votes are expected to exist in connection with this proposal.

Proposal 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required to approve the advisory resolution to approve the compensation of our named executive officers. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Approval of All Other Proposals With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on such proposals will be the act of the stockholders. Abstentions will have the effect of voting against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

What are the Board’s Recommendations?
Our Board’s recommendation is set forth together with the description of each proposal. In summary, our Board recommends a vote:

•FOR the election of each of the Class II director nominees (Proposal 1);

•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 2); and

•FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3).

What if I don’t provide voting instructions?

Whether or not you are able to personally attend the Annual Meeting online, you are encouraged to vote your shares as instructed in the Notice. Shares represented by properly executed methods, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the proxy. If no directions are specified, such proxies will be voted FOR each of Proposals 1, 2, and 3, and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. On routine matters, such as the ratification of the appointment of our independent registered public accounting firm, your broker will vote your shares for you at his or her discretion if you do not instruct your broker how to vote. For non-routine matters, which include all other matters to be voted upon at the Annual Meeting, your broker may not vote your shares without specific voting instructions from you.

Can I change my vote after I have voted?

Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) re-voting online at www.proxyvote.com or by telephone, (ii) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021, or (iii) attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/CROX2025.

Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How will the votes be counted?

A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

Who pays for the solicitation of proxies for the Annual Meeting?

Our Board is soliciting the proxies for the Annual Meeting. We will bear the entire cost of this proxy solicitation. We have retained the services of Okapi Partners LLC (“Okapi Partners”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Okapi Partners may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Okapi Partners its customary fee, estimated to be approximately $11,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, email or otherwise by our directors, officers and other employees, who will receive no additional compensation for such services.

Why hold a virtual meeting?

We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. We have held our annual meetings of stockholders by means of remote communication only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
PROPOSAL 1 - ELECTION OF DIRECTORS
Board Composition
Our Board currently consists of nine members divided into three classes, with each director elected to a three-year term. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until such director’s earlier resignation or removal.

Class II terms expire at the 2025 annual meeting:
Ian M. Bickley
John B. Replogle
Douglas J. Treff
Class III terms expire at the 2026 annual meeting:
Thomas J. Smach
Beth J. Kaplan
Neeraj S. Tolmare
Class I terms expire at the 2027 annual meeting:
Ronald L. Frasch
Andrew Rees
Charisse Ford Hughes

At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected, or such directors will be re-elected, and will serve from the time of election and qualification until the third annual meeting following their election or until their successors are duly elected and qualified. The current authorized number of directors is nine. The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board can be filled by resolution of the Board.

Based on an in-depth performance evaluation and subsequent recommendation of the Governance and Nominating Committee, the Board has nominated Messrs. Bickley, Replogle, and Treff for re-election as Class II directors to serve for a three-year term expiring at the 2028 annual meeting of stockholders.

A stockholder cannot vote for more than three nominees. Each of the director nominees has consented to serve for a three-year term. We do not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or will not serve for any reason, all proxies will be voted for the election of a substitute nominee as the Board may recommend.

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of our Company. There are no family relationships among our executive officers and directors.

Director Nomination Process and Director Qualifications

The Governance and Nominating Committee’s process for identifying potential director candidates and the factors considered by the Governance and Nominating Committee in evaluating potential candidates are described below. In identifying potential director candidates, the Governance and Nominating Committee relies on recommendations from a number of sources, including current directors and officers. The Governance and Nominating Committee may also hire outside consultants, search firms, or other advisors to assist in identifying director candidates. In the past, we have hired global executive search firms, to assist in identifying director candidates. We do not have a separate policy regarding director candidates recommended by stockholders, but the Governance and Nominating Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to the Governance and Nominating Committee in accordance with the procedures set forth under “Stockholder Proposals and Nominations.”

In evaluating a director candidate, our Governance and Nominating Committee considers, among other things, the candidate’s judgment, knowledge, personal and professional integrity, ethics and values, expertise, business and industry experience, and other expertise, which is likely to enhance the Board’s ability to govern our affairs and business. The Governance and Nominating Committee strives to nominate directors with a variety of complementary skills and personas so that, as a group, the Board will possess a broad perspective and the appropriate talent, experience, and expertise to oversee our business cohesively. The Governance and Nominating Committee also takes into account independence requirements imposed by law or regulations (including the Nasdaq listing standards). In the case of director candidates recommended by stockholders, the Governance and Nominating Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Class II Director Nominees

Ian M. Bickley (Class II)
Mr. Bickley, age 61, has served as a member of the Board since April 2015 and is currently a member of the Audit Committee and the Corporate Responsibility and Sustainability Steering Committee. In addition to Crocs, Mr. Bickley has been serving on the Board of Directors of Vera Bradley (NASDAQ: VRA), a leading American designer of women’s handbags, luggage, and other travel items, since November 2024 and on the Board of Directors, Audit Committee, and as Chairman of the Nominating and Corporate Governance Committee of Brilliant Earth (NASDAQ: BRLT), an innovative, global leader in ethically sourced fine jewelry, since June 2021. He has also served as a strategic advisor for Mycoworks Inc., a biotechnology company and pioneer in the development of alternative materials engineered from Fine Mycelium since June 2021. Prior to this time, Mr. Bickley served as an Executive Officer of Tapestry, Inc. (“Tapestry”) (NYSE: TPR), a house of modern luxury lifestyle and accessory brands including Coach, Kate Spade, and Stuart Weitzman, until December 2018. Mr. Bickley held a number of executive roles at Tapestry (formerly Coach, Inc.) between 1993 and 2018. From July 2017 to December 2018, he served as President, Global Business Development and Strategic Alliances for Tapestry. Prior to his last role with Tapestry, he served as President, International Group for Coach from August 2013 to July 2017, President, Coach International from February 2006 to August 2013, President and Chief Executive Officer of Coach Japan from August 2001 to February 2006, Vice President, Coach Japan from 1997 to 2001 and other successively senior positions since joining in 1993. From April 2019 to April 2023, Mr. Bickley served on the Board of Directors and Strategy Committee of Natura & Co. Holding S.A. (“Natura”), a Brazilian listed global beauty and cosmetics company. Later, from April 2023 until January 2024, Mr. Bickley served as the interim Chief Executive Officer and as a director of The Body Shop International Limited (“TBSI”), the original British natural and ethical beauty brand, which was owned by Natura and later sold to Aurelius Investment Advisory Limited (“Aurelius”), concurrent with Mr. Bickley’s departure from TBSI. Subsequent to the sale of TBSI, it entered into administration in February 2024 under the control of Aurelius.

Mr. Bickley brings more than 25 years of global multi-channel fashion and lifestyle brand building, distribution, and transformation experience to the Board. At Tapestry, Mr. Bickley was an important leader and architect in the global expansion of the Coach brand in addition to the transformation of the company into a global multi-brand business and organization with three brands, more than 21,000 employees, and distribution in over 70 countries. His experience provides the Board with significant perspective and insight into the development and transformation of global brands, multi-channel retailing, and emerging market and channel opportunities.

John B. Replogle (Class II)
Mr. Replogle, age 59, has served as a member of the Board since January 2024 and is currently a member of our Corporate Responsibility and Sustainability Steering Committee and Compensation Committee. Since October 2017, Mr. Replogle has been a Founding Partner of One Better Venues, LLC, a venture capital firm focused on investing in consumer-centric businesses that have a positive impact on the world. He was CEO of Seventh Generation, Inc., a pioneer in the natural household cleaning category that was acquired by Unilever, from February 2011 to October 2017. Prior to this, he was CEO of Burt’s Bees, Inc., an iconic brand that scaled globally as the leader in natural personal care, from January 2006 to February 2011. Burt’s Bees was acquired by The Clorox Company (NYSE: CLX), a leading manufacturer of consumer and professional products, in 2007. Mr. Replogle was also the GM of Unilever’s Skin Care division from 2003 to 2006, and President of Guinness, a wholly owned subsidiary of Diageo, Plc. (NYSE: DEO), a global premium drinks company, from 1996 to 2003.

Mr. Replogle is a graduate of Dartmouth College and Harvard Business School. He currently serves on the Board of Elon University and also serves as a member of the Board of Directors for Grove Collaborative, Inc. (NYSE: GROV), a natural household and personal care beauty products company. He previously served on the Board of Directors for Wolfspeed, Inc. (NYSE: WOLF), a developer and manufacturer of wide-bandgap semiconductors, from 2014 to 2024. Additionally, he served on the Board of Dartmouth, and the Board of Directors for Sealy Corporation (NYSE: ZZ), a bedding company prior to its acquisition by Tempur-Pedic.

Mr. Replogle brings decades of experience from serving in global leadership positions at major consumer brands.

Douglas J. Treff (Class II)	Mr. Treff, age 67, has served as a member of the Board since June 2016. He currently serves as chair of the Audit Committee. Mr. Treff served as the Senior Vice President and Chief Financial Officer of World Vision, Inc., an international relief and development organization from 2016 to 2024. He previously served as Executive Vice President and Chief Administrative Officer of Payless Holdings, Inc. (“Payless”), a footwear retailer, from September 2007 to July 2015 and also as its Chief Financial Officer from 2012 to 2015. Payless declared bankruptcy in 2017 subsequent to Mr. Treff’s departure. Mr. Treff also served as Executive Vice President and Chief Administrative Officer of Sears Canada Inc. (“Sears Canada”), a publicly-traded Canadian company affiliated with the American-based Sears department store chain, from 2006 to 2007, having been seconded to Sears Canada from Sears Holdings. In addition, Mr. Treff served as the Senior Vice President and Chief Financial Officer of Deluxe Corporation, an American payments and business technology company, from 2000 to 2006. From 1990 to 2000, Mr. Treff held various leadership roles at Wilsons The Leather Experts Inc. (“Wilsons”), an apparel retailer, including serving as Vice President, Finance of Wilsons from 1993 to 1996 and as Chief Financial Officer and Assistant Secretary from 1996 to 2000.

Mr. Treff brings significant knowledge and expertise in accounting, finance, information technology, and operations in the global retail industry. As a chief financial officer or chief administrative officer for more than 20 years, Mr. Treff has extensive experience in SEC reporting, risk management and the footwear industry, which makes him well suited to serve as the chairperson of our Audit Committee. This experience also provides the Board with significant expertise and perspective relating to financial management, audit committee oversight, and global retail operations.

Information About Continuing Directors

Class I Directors

Ronald L. Frasch (Class I)
Mr. Frasch, age 76, has served as a member of the Board since October 2006 and served as the Lead Director from November 2012 to January 2016. Mr. Frasch currently serves as the chair of the Governance and Nominating Committee and is also a member of the Compensation Committee. In addition to his work with Crocs, Mr. Frasch has served on the board of Burberry Group plc, a global luxury brand, since 2017 and is the founder of Ron Frasch Associates, an industry consulting firm incorporated in 2014. In addition to his consulting work, Mr. Frasch served as Operating Partner at Castanea Partners, a private equity firm, from February 2014 until June 2019. From June 2014 to June 2015, Mr. Frasch also served as a director of EVINE Live, Inc., a Nasdaq-listed digital commerce company. Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Inc. (“Saks”), a NYSE-listed luxury fashion retailer, from February 2007 until the merger of Saks with Hudson’s Bay Company in November 2013. From November 2004 until January 2007, Mr. Frasch held the position of Vice Chairperson and Chief Merchant of Saks Fifth Avenue and prior to this time, starting in January 2004, he was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as President and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc., a luxury retailer) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer, and distributor of fine men’s and women’s clothing, sportswear, and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA, a luxury women’s designer clothing company from 1994 to 1996.

Mr. Frasch has extensive executive expertise in the fashion retail industry, which is valuable to the Board and management in understanding the consumer retail and fashion industry, including current buying trends by our wholesale customers.

Andrew Rees (Class I)	Andrew Rees, age 58, has served as a member of the Board since June 2017 and is currently the Chief Executive Officer of Crocs, Inc., overseeing the brands’ global strategy and operations. Mr. Rees joined Crocs as President in June 2014, and became Chief Executive Officer in June 2017. Mr. Rees has more than 25 years of experience in the footwear and retail industry. Prior to joining Crocs, Mr. Rees served as Managing Director of L.E.K. Consulting in Boston where he founded and led the firm’s Retail and Consumer Products Practice for 13 years. While at L.E.K., a consulting firm, Mr. Rees served as a consultant for Crocs from 2013 to 2014, supporting the development and execution of the Company’s strategic growth plan. Previous to L.E.K., Mr. Rees served as Vice President of Strategic Planning and Vice President of Retail Operations for Reebok International, an American footwear and clothing brand. He also held a variety of positions at Laura Ashley, a British textile design company, from 1994 to 1996.

Mr. Rees has extensive executive expertise in the footwear and retail industry and day-to-day knowledge of Crocs operations as Chief Executive Officer.

Charisse Ford Hughes (Class I)
Charisse Ford Hughes, age 54, has served as a member of the Board since September 2020 and currently serves as the chair of the Corporate Responsibility and Sustainability Steering Committee. Ms. Ford Hughes is currently the Senior Vice President, Chief Growth Officer of Kellanova (formerly known as Kellogg Company) (“Kellanova”), a multinational food manufacturing company, since May 2023. Prior to this role, Ms. Ford Hughes served as the Senior Vice President and Chief Brand & Advanced Analytics Officer of Kellanova from March 2022 to May 2023. Before that, Ms. Ford Hughes served as the Senior Vice President and Global Chief Marketing Officer of Kellanova from September 2020 to March 2022. Before joining Kellanova, Ms. Ford Hughes served as Chief Marketing Officer for the Americas region of Pandora Jewelry, a Danish jewelry manufacturer and retailer, from January 2015 to September 2020. Ms. Ford Hughes has also held senior marketing and leadership positions at consumer brands including Estée Lauder Companies, Inc., a multinational cosmetics company, from August 2005 to July 2014, Avon Products, Inc., a multinational cosmetics, skin care, perfume and personal care company, from 2001 to 2005, and the Sara Lee Corporation, a major American producer of food products, from 1997 to 2001. Ms. Ford Hughes currently serves on the executive board of the Mobile Marketing Association (“MMA”), an industry body architecting a new future of marketing, in addition to serving as a board advisor to Prelude Growth Partners, an equity firm, and Pixability, a video advertising platform company. She earned an undergraduate degree in Finance from Howard University and her MBA in Finance and Marketing from the J.L. Kellogg School of Management at Northwestern University.

Ms. Ford Hughes has decades of executive experience in global brand strategy, marketing, consumer insights, retail, and digital commerce. Ms. Ford Hughes brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management, data and digital marketing, and omni-channel retail.

Class III Directors

Thomas J. Smach (Class III)	Mr. Smach, age 64, has served as the Chairperson of the Board since June 2011 and as a member of the Board since April 2005. Mr. Smach currently sits on the Audit, Compensation, and Governance and Nominating Committees. Since 2008, Mr. Smach has been a co-founding partner of Riverwood Capital Management, a private equity firm. From January 2005 to June 2008, Mr. Smach served as the Chief Financial Officer of Flextronics International (“Flextronics”), a Nasdaq-listed electronics manufacturing services (“EMS”) provider. From April 2000 to December 2004, Mr. Smach served as Senior Vice President-Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000. Mr. Smach has served on the board of various private and public companies in the United States and internationally. Mr. Smach is a certified public accountant (inactive).

Mr. Smach has extensive accounting and financial management experience having served as the chief financial officer of global public companies and on the boards of both public and private companies. In addition, Mr. Smach has significant experience with international manufacturing and business from his leadership positions at Riverwood Capital Management and Flextronics. This experience is useful in light of the Company’s distribution, logistics, manufacturing, and international operations. Mr. Smach also has substantial experience in mergers and acquisitions as well as capital market transactions. Further, Mr. Smach is well versed in SEC compliance and risk oversight, which makes him particularly well suited to serve on the Company’s Audit Committee and also as the Board’s Chairperson.

Beth J. Kaplan (Class III)
Ms. Kaplan, age 67, has served as a member of the Board since January 2020 and currently serves as the chair of the Compensation Committee and as a member of the Governance and Nominating Committee. Since 2001, Ms. Kaplan has been the managing member of Axcel Partners, LLC, a venture capital firm investing in early stage and growth companies. Ms. Kaplan served as President and Chief Operating Officer at Rent the Runway, Inc. (“Rent the Runway”), a Nasdaq-listed e-commerce apparel company, from 2013 to 2015 and has served on its Board of Directors since February 2014 in addition to serving on both the Audit Committee and as chair of the Compensation Committee. In addition to Rent the Runway, Ms. Kaplan joined the board of Howard Hughes Corporation, a publicly traded commercial, residential and mixed-use real estate company, in December 2017 and currently serves on its Audit and Risk Committees and as the chairperson of its Nominating and Governance Committee. Ms. Kaplan has also served on the board of Brilliant Earth Group, Inc., a Nasdaq-listed digital-first jewelry company (“Brilliant Earth”) since October 2020, currently as chair of the Compensation Committee and also as a member of the Nominating and Corporate Governance Committee. She has served on the boards of several early-stage growth companies, including Framebridge (which is owned by Graham Holdings) from 2016 to 2020. Previous to this time, Ms. Kaplan served as President and Chief Merchandising and Marketing Officer, and as a director, at General Nutrition Centers (“GNC”), a health and wellness products retailer, from 2008 to 2011, where she played an integral role in GNC’s 2011 initial public offering. Prior to GNC, Ms. Kaplan served as Executive Vice President and General Manager at Bath & Body Works, LLC, a beauty care retailer, from 2002 to 2005, Executive Vice President of Marketing and Merchandising at Rite Aid Corporation, an American drugstore chain, from 1996 to 1999, and President and General Manager of the U.S. Cosmetics and Fragrance division at The Procter & Gamble Company, a multinational consumer goods company from 1981 to 1996. Ms. Kaplan served as a member of the Board of Directors of Meredith Corporation, a publicly traded media conglomerate, from January 2017 until December 2021, where she served as the Chairperson of the Human Resource and Compensation Committee and as a member of the Finance/Audit Committee for the company.

Ms. Kaplan has decades of executive experience in consumer products, retail, and digital commerce and brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management and operational expertise. Ms. Kaplan also has public board experience, and serves on multiple audit and risk committees as well as compensation committees.

Neeraj S. Tolmare (Class III)	Mr. Tolmare, age 51, has served as a member of the Board since January 2024 and currently sits on the Company’s Audit Committee. Since September 2022, Mr. Tolmare has served as SVP & Global Chief Information Officer for the Coca-Cola Company (NYSE: KO), a global beverages company, where he has built and led teams to modernize a legacy network and infrastructure footprint and to improve the organization’s global technology maturity. Prior to this time, Mr. Tolmare held the role of Chief Information Officer – Global Head of Digital & Innovation for the Coca-Coca Company from June 2018 to September 2022. Prior to his time at the Coca-Cola Company, Mr. Tolmare worked at Fortune 50 global technology companies, such as HP Inc. from October 2012 to May 2018 and Cisco Systems from October 2010 to September 2012, as well as at startups like Palm Inc., a company that specialized in manufacturing mobile devices and software from November 2008 to October 2010. He held various roles in these companies which focused on leading global technology, data and e-commerce functions enabling double-digit growth for their online businesses. He currently serves on the board of Morehouse School of Medicine in Atlanta.

Mr. Tolmare has more than 20 years of experience in leading technology teams and digital transformation initiatives across diverse industries.

CORPORATE GOVERNANCE

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance, including our Corporate Governance Guidelines, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further evolving our governance policies and procedures, as appropriate.

Corporate Governance Guidelines
Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) are designed to assure the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, Board committees and the evaluation of senior management and the Board. The Board periodically reviews our Corporate Governance Guidelines and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of our Corporate Governance Guidelines is available in the “Investor Relations” section of our website at www.crocs.com.

Majority Vote Director Resignation Policy
Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board will consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

Director Independence
Nasdaq listing standards require that the Board consist of a majority of independent directors. The Board has determined that Messrs. Bickley, Frasch, Replogle, Smach, Tolmare, and Treff and Mss. Ford Hughes and Kaplan are independent directors as defined by Nasdaq listing standards.
The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the Nasdaq listing standards, the Board has made a determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Annual Evaluations of the Board and Board Committees
Each year, through the Governance and Nominating Committee, the Board, and each Board committee conducts self-evaluations to assess their respective performances and consider potential areas of improvement. The assessments focus on the effectiveness of the Board and each Board committee, assessed against their respective responsibilities as set forth in the Corporate Governance Guidelines and each committee charter. Directors consider matters such as fulfillment of the Board’s and their individual primary responsibilities, effectiveness of discussion and debate at meetings, the quality and timeliness of Board and Board committee materials and presentations, the composition of the Board and each Board committee (including experience, skills and independence of members), and effectiveness of the Board’s and each Board committee’s processes. Responses are reviewed and shared with the Chair of the Board and the chairs of the respective Board committees, and appropriate responsive actions are considered as necessary.

Communicating with Directors
Stockholders or other interested parties who wish to communicate with the Board or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. Our Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

Board Leadership
The Board does not have a formal policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has, however, determined that an independent director serving as Chairperson is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chairperson.

Risk Oversight

The full Board is actively involved in oversight of risks that could affect us. The Board implements its risk oversight function both as a whole and through delegation to its committees. These committees meet regularly and report back to the full Board. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, our quarterly and annual financial statements and related disclosures are reviewed by management, including our Group Vice President, Chief Accounting Officer, all of whom participate in the risk assessment practices described below. Our Chief Executive Officer and our Chief Financial Officer then receive a report from management and the external auditor before the financial statements are reviewed with the Audit Committee and Board, approved, and then filed.

The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Audit Committee regularly interacts with our accounting and legal personnel, internal audit team, and our outside auditors in fulfillment of this oversight function. Our Audit Committee also oversees risks related to our information technology systems, processes, and procedures, including risk related to cybersecurity and artificial intelligence.

The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs for our executives and other employees that give rise to risks reasonably likely to have a material adverse effect on us. The Compensation Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

The Governance and Nominating Committee oversees risks associated with corporate governance and related matters as well as the structure and performance of the Board and its committees.

The General Counsel and/or the enterprise risk team is charged with oversight of our enterprise risk management program, which is an ongoing, enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks over the short-, intermediate-, and long-term. The enterprise risk management program facilitates the incorporation of risk considerations into decision making across the Company, and assesses and manages our legal, regulatory, and other compliance obligations on a global basis. In particular, we believe our enterprise risk management program helps clearly define risk management roles and responsibilities, bring together management to discuss risk, promote visibility and constructive dialogue around the risks relevant to our strategy and operations and help facilitate appropriate risk response strategies at the Board, committee, and management levels across our Company. The General Counsel regularly reports to the Audit Committee and other relevant committees of the Board, regarding our enterprise risk management program, including information security matters, and legal and compliance affairs. The General Counsel and the Chief Financial Officer also coordinate the day-to-day risk management process and report directly to the Audit Committee. The internal audit team performs an enterprise risk assessment annually, and updates the Audit Committee and other relevant committees of the Board regarding our risk analyses, assessments, risk mitigation strategies, and activities. For certain risks, we may apply a longer-term lens of review, monitoring, and mitigation activities, upon assessing potential impacts to our business in partnership with other internal functions and with input from industry data sources and benchmarking conversations.

From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmarking data relevant to our industry to assist in determining certain risk trends and changes. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Senior management provide reports on the risk portfolio and risk response efforts to other members of senior management and to the Audit Committee.

We operate a risk-based cybersecurity program dedicated to protecting the confidentiality, integrity, and availability of our information. We utilize a layered approach in protecting against, and the detection of, cyber-attacks, and leverage outside partnerships to gain intelligence on threats while we continue to adjust our protection mechanisms to be effective. We also use state-of-the-art technology to monitor systems for anomalous behavior. In the event an incident were to occur, a Security Incident Response Team would be convened that consists of members from many functions, including legal. We also have an information security risk insurance policy that would defray the costs of an information security breach and an information security training and compliance program in place. Although we have numerous controls to protect against common attacks, some attacks may still be effective. Our controls are designed to detect, triage and eradicate these attacks. Over the past three years, there have been no known material breaches, and no expenses related to the investigation of such breaches. Senior management also updates the Audit Committee at least bi-annually, or more frequently as needed, regarding our directors and officers insurance coverage and at least annually, or more frequently as needed, on matters regarding certain financial risks. Please refer to Item 1C. Cybersecurity in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024 for additional information regarding cybersecurity matters.

We believe it is important to address our climate-related risks. Our Enterprise Risk Management process includes risks identified by the Financial Stability Board Taskforce on Climate-related Financial Disclosures (“TCFD”).

Risk Oversight (continued)

Management assesses the significance of environmental and climate-related risks and provides regular updates to the Corporate Responsibility and Sustainability Steering Committee as well as the full Board. The Corporate Responsibility and Sustainability Steering Committee provides oversight of our environmental, social, and governance strategy, policies, and practices, including those related to climate change. We are committed to our purpose "to create a more comfortable world for all." Further details can be found in our Comfort Report available on the Crocs, Inc. investor website located at www.investors.crocs.com. The content provided in our Comfort Report or accessible through our website is not incorporated by reference as part of this proxy statement.

Worldwide Code of Ethics and Committee Charters
We have adopted a Worldwide Code of Ethics that applies to all directors and employees, including our principal executive, financial, and accounting officers. The Worldwide Code of Ethics is posted in the “Investor Relations” section of our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Worldwide Code of Ethics that apply to our directors and principal executive, financial, and accounting officers by posting such information on our website. The Audit Committee charter, Compensation Committee charter, Governance and Nominating Committee charter, and Corporate Responsibility and Sustainability Committee charter are also available in the “Investor Relations” section of our website at www.crocs.com. Any person may request a copy of the Worldwide Code of Ethics or committee charters free of charge by submitting a written request to: Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

Securities Trading and Information Disclosure Policy

The Company has adopted a Securities Trading and Information Disclosure Policy, which governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and other covered persons, and the Company itself, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of the Securities Trading and Information Disclosure Policy was filed as Exhibit 19 to the Annual Report.

Corporate Responsibility and Sustainability Initiatives

As one of the world’s largest footwear companies, we aim to make a positive impact on the global footwear industry, for people, and for our planet. Our 2024 Comfort Report, which is expected to be published in the first half of 2025, is our fourth annual publication that provides an explanation of our progress towards our purpose of creating a more comfortable world for all. Our Comfort Report will be made available on the Investor Relations section of our website located at www.investors.crocs.com. Except where specified otherwise, all information in the forthcoming Comfort Report and below corporate responsibility and sustainability (“CRS”) discussion pertains to Crocs, Inc. as of December 31, 2024. The content provided in our Comfort Report or accessible through our website is not incorporated by reference as part of the Annual Report.

We are continuously evaluating our business practices towards our goal of consistently delivering products that exceed customer and consumer expectations while meeting all regulatory and compliance requirements. We believe the progress of our sustainability efforts is best understood through transparent and comparable disclosures and, to this end, we continue to align our reporting with the Sustainability Accounting Standards Board (“SASB”) and the Taskforce on Climate-related Financial Disclosures (“TCFD”) frameworks.

Environmental

We are committed to taking steps to reduce our impact on the environment and are particularly focused on carbon reduction, sustainable operations, and product circularity.

In 2024, we completed a greenhouse gas inventory for the Crocs, Inc. enterprise, including both the Crocs and HEYDUDE brands, based on 2023 data. We also updated our 2022 and 2021 emissions based on updates in calculation methodology due to more accurate emission factors and advancements in data quality. In 2024, we increased the amount of bio-circular materials in our Croslite™ compound, reaching 25% bio-circular content on a mass balance basis as verified by the International Sustainability and Carbon Certification (“ISCC PLUS”), supporting our journey to Net Zero. We also maintained our membership with Cascale (formerly the Sustainable Apparel Coalition), continued to progress the work of the Footwear Collective as a founding member and enhanced the tracking of our energy use, water use, and waste generation.

In 2024, we also expanded “Old Crocs New Life,” a circularity program in the United States and Canada that allows our Crocs consumers to return their gently worn or well-loved Crocs shoes to over 160 retail stores or via a mail-back initiative to be donated to communities in need or repurposed into something new. We also launched our first “Keep it Going” classic clog, made of 25% post-consumer recycled content created from Crocs shoes we’ve taken back.

More detail on these initiatives will be provided in our upcoming Comfort Report.

Social

As of December 31, 2024, we employed more than 7,910 employees globally, including approximately 4,560 employees in our retail stores, 2,300 employees at our corporate/regional offices, and 1,050 employees at our distribution centers.

We believe we have one of the most talented workforces in the footwear industry and continue to improve and implement new initiatives to remain an employer of choice across all of our businesses and geographies. These initiatives include pay transparency in hiring, offering employee training and developing leadership capabilities, enabling meaningful professional experiences, offering a compelling employee value proposition, and creating a collaborative culture. We strive to create a culture of inclusion through people-practices that support and empower all employees. We are proud of the workplace culture we have created. To that end, our regular employee engagement scores continue to reflect a highly engaged global workforce.

Our efforts around inclusion, collaboration, and human rights extend through our supply chain. We work to ensure our products are sourced, produced, and delivered to our customers in a manner that upholds international labor and human rights standards, inclusive of occupational safety and chemical safety. In addition, we maintain numerous measures to ensure our supply chain complies with our Social Compliance Code of Conduct, Restricted Substances Policy, and Human Rights Policy, as well as with local laws and customs regarding hiring practices, wages, and working conditions.

We also seek to extend the reach of our impact through our global community giving program. In 2024, we launched our “Step Up to Greatness” program focused on supporting non-profit partners that help young people build new skills, grow confidence, and open doors to new opportunities. We also partnered with Big Brothers Big Sisters, the largest youth mentoring organization in the United States, to support them in empowering young people. We continued to show up for our communities in times of need, donating shoes and funds in the wake of crises, such as the impacts following the hurricanes in the southeastern United States in 2024.

Governance

Strong corporate governance mechanisms, along with robust internal controls over our financial reporting framework, are the foundation for our progress toward our environmental and social objectives. The basis of this is our Board, which was comprised of 22% female and 22% historically underrepresented racial/ethnic members as of December 31, 2024.

In 2024, our Corporate Responsibility and Sustainability Steering Committee (the “CRS Committee”) of our Board, comprised of three independent directors, continued its oversight of our CRS efforts and received quarterly updates on the development of our CRS program. Specifically, the CRS Committee assisted the Board in (i) carrying out the responsibilities delegated by the Board regarding the review and oversight of our goals, policies, procedures and disclosures related to sustainability and CRS matters and (ii) its oversight of the sustainability and CRS matters material to us, our employees, our communities, and the planet. Additionally, we regularly review our Enterprise Risk Management and Ethics & Compliance program frameworks to account for our social and environmental risks and opportunities, specifically including those related to climate change. All material findings and updates are elevated to and discussed with our Board quarterly by our Chief Sustainability Officer, who reports directly to our Chief Executive Officer.

We believe our employees are critical to the maintenance of strong corporate governance and, to that end, we continue to conduct annual in-person and online compliance trainings for all corporate employees, as well as retail and distribution center management. We also maintain a global ethics hotline, which is monitored by our legal department, should any of our stakeholders identify concerns or have grievances.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2024, the Board met four times, and all directors who served during 2024 attended 75% or more of the aggregate of the (i) Board’s meetings and (ii) meetings of the Board committees on which they served, in each case, during the periods that he or she served as a director. We encourage, but do not require, our directors to attend the Annual Meeting of Stockholders. All of the directors who served on the Board at the time attended our 2024 Annual Meeting of Stockholders.

We believe our Board should and does consist of individuals reflecting the broad ranges of experience and backgrounds represented by our employees, customers and communities in which we operate. The below tables provides information related to the composition of our Board.

We believe our Board is highly qualified and active, consisting of directors with a diverse set of relevant experience, qualifications, and skills. This table provides a summary view of the qualifications and attributes of each director.

Qualifications and Attributes	Ian M. Bickley	Charisse Ford Hughes	Ronald L. Frasch	Beth J. Kaplan	Andrew Rees	John B. Replogle	Thomas J. Smach	Neeraj S. Tolmare	Douglas J. Treff
CEO Experience	●		●		●	●
Corporate Governance/Ethics	●		●	●	●	●	●		●
Financial/Accounting Expertise			●	●			●		●
Public Company Board Service	●		●	●	●		●		●
Footwear/Retail Industry Experience	●	●	●	●	●	●		●	●
Independent	●	●	●	●		●	●	●	●
Global Management and Business Perspective	●	●	●	●	●	●	●	●	●
Consumer Product and Branding Expertise	●	●	●	●	●	●	●	●	●
Information Technology Expertise		●					●	●	●
Supply Chain and Manufacturing Expertise	●		●		●		●
Human Resources/Compensation Expertise	●			●		●	●
Gender or Racial Diversity		●		●				●
Demographic Background
Tenure (Years)	10	5	18	6	8	2	20	2	9
Age (Years)	61	54	76	67	58	59	64	51	67

Average Director Tenure: 8.9 Years	Average Director Age: 61.9 Years	Overall Diversity (1): 33.3%
(1) Gender or Racial Diversity.

Board Committees

The committees established by the Board and their current membership are set forth in the table below.

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee	Corporate Responsibility and Sustainability Steering Committee
Thomas J. Smach*	✓	✓	✓
Ian Bickley	✓			✓
Charisse Ford Hughes				✓**
Ronald L. Frasch		✓	✓**
Beth J. Kaplan		✓**	✓
Andrew Rees
John B. Replogle		✓		✓
Neeraj S. Tolmare	✓
Douglas J. Treff	✓**
* Chairperson of the Board
** Chairperson of the Committee

Audit Committee

The current members of the Audit Committee are Messrs. Treff (Chairperson), Bickley, Smach, and Tolmare. The Audit Committee met nine times in 2024. The functions of the Audit Committee include, among other things, oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications, and independence of our independent auditors, and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination, and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The Audit Committee is also tasked with evaluating our significant information technology (“IT”) strategies, and oversight of management in its management of risks related to our IT systems, processes, and procedures, including risk related to cybersecurity. In addition, the Audit Committee oversees the determination of whether an accounting restatement is required due to material noncompliance with any financial reporting requirement under the securities laws as well as the preparation of any accounting restatements required to correct such noncompliance. The purpose and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.

All of the members of the Audit Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Audit Committee members and relevant federal securities laws and regulations. The Board has determined that Mr. Treff qualifies as an “audit committee financial expert” as defined by the applicable regulations of the SEC.

Compensation Committee

The current members of the Compensation Committee are Ms. Kaplan (Chairperson), and Messrs. Frasch, Smach and Replogle. The Compensation Committee met seven times in 2024. The Compensation Committee has overall responsibility for defining, articulating, evaluating, and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies, and programs. The Compensation Committee is also responsible for approving our Compensation Discussion and Analysis for inclusion in this proxy statement. The Compensation Committee is also charged with administering and enforcing our clawback policies consistent with the terms of such policies. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter.

All of the members of the Compensation Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Compensation Committee members and relevant federal securities laws and regulations.

Pursuant to its charter, the Compensation Committee has the authority to, among other things: (i) establish, monitor, and approve our overall compensation strategy and philosophy; (ii) review and approve annually corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and to approve our Chief Executive Officer’s compensation; (iii) oversee and approve management’s recommendations concerning the performance and compensation of other executive officers; (iv) oversee the compensation structure for our employees generally; (v) review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; (vi) supervise the administration of our equity-based incentive plans, including the authorization of equity grants under such plans; (vii) review and approve the terms of written employment agreements, post-employment consulting agreements and severance arrangements for executive officers; (viii) assist the Board in developing and evaluating potential candidates for executive officer positions and oversee the development of succession plans for executive officers; (ix) review and recommend to the Board compensation to be paid to our non-employee directors; and (x) review and evaluate the relationship between our incentive compensation arrangements and our corporate strategy and risk management policies and practices. The Compensation Committee may also delegate its authority under its charter to a subcommittee or one or more of our officers as it deems appropriate from time to time.

The Compensation Committee sets our Chief Executive Officer’s compensation. The Compensation Committee also reviews the recommendations of our Chief Executive Officer with respect to compensation of our named executive officers, other than himself, and, after reviewing such recommendations, sets the compensation of our other named executive officers, as well as certain direct reports of the Chief Executive Officer. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When evaluating total compensation for each of our executive officers, the Compensation Committee reviews the executive officer’s current compensation, including equity- and non-equity-based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for executive officers and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances. See “Corporate Governance—Risk Oversight” (above) for the Compensation Committee’s evaluation of our compensation program risk.

During 2024, the Compensation Committee continued to engage Meridian as its independent compensation consultant to provide consulting services to the Compensation Committee in connection with 2024 executive compensation matters. See “Compensation Discussion and Analysis” (below) for further discussion.

Meridian does not provide any services to management. Prior to engaging Meridian, the Compensation Committee considered their independence in accordance with the terms of the Compensation Committee Charter and Nasdaq listing requirements. The Compensation Committee determined that Meridian is independent and did not identify any conflicts of interest.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Messrs. Frasch (Chairperson) and Smach and Ms. Kaplan. The Governance and Nominating Committee met four times in 2024. The Governance and Nominating Committee assists the Board in promoting our best interests and those of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Governance and Nominating Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for election at each annual meeting of stockholders. It also reviews the qualifications and independence of the members of the Board and its various committees and makes any recommendations the Governance and Nominating Committee members may deem appropriate concerning any changes in the composition of the Board and its committees. The Governance and Nominating Committee also recommends to the Board the corporate governance guidelines and standards regarding the independence of non-employee directors applicable to us and reviews the provisions of the Governance and Nominating Committee Charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any applicable legal or regulatory requirements and the Nasdaq listing standards. The Governance and Nominating Committee also monitors and leads the Board in its periodic review of the Board’s performance.

The purpose and responsibilities of our Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter. All of the members of the Governance and Nominating Committee are independent, as determined in accordance with the Nasdaq listing standards.

Corporate Responsibility and Sustainability Steering Committee

The current members of the Corporate Responsibility and Sustainability Steering Committee are Ms. Ford Hughes (Chairperson) and Messrs. Bickley and Replogle. The Corporate Responsibility and Sustainability Steering Committee was formed in June 2022. The Corporate Responsibility and Sustainability Steering Committee met four times in 2024. The Corporate Responsibility and Sustainability Steering Committee assists the Board in (i) carrying out the responsibilities delegated by the Board regarding the review and oversight of our goals, policies, procedures and disclosures related to corporate responsibility and sustainability matters and (ii) its oversight of the corporate responsibility and sustainability and environmental, social, and governance matters material to us, our employees, our communities, and the planet.

In furtherance of this purpose, the Corporate Responsibility and Sustainability Steering Committee, among other things, oversees and advises the Board on our significant strategies, investments, and commitments related to corporate responsibility and sustainability, including environmental and social topics and oversees and evaluates the environmental and social risks, opportunities and key performance indicators material to us. In addition, the Corporate Responsibility and Sustainability Steering Committee monitors progress against publicly stated corporate responsibility and sustainability goals material to us, including our Net Zero by 2040 public commitment and sustainability-related long-term compensation targets in coordination with the Compensation Committee. The Corporate Responsibility and Sustainability Steering Committee is also charged with monitoring voluntary and mandatory environmental, social, and governance disclosures, including our Comfort Report, as well as compliance with legal and regulatory requirements. The Corporate Responsibility and Sustainability Steering Committee also stays informed on corporate responsibility and sustainability topics at an industry and global level, and advises the Board on material trends or issues related to the same.

The purpose and responsibilities of our Corporate Responsibility and Sustainability Steering Committee are set forth in the Corporate Responsibility and Sustainability Steering Committee Charter. All of the members of the Corporate Responsibility and Sustainability Steering Committee are independent, as determined in accordance with the Nasdaq listing standards.

EXECUTIVE OFFICERS
Our executive officers as of April 14, 2025 include the following individuals:

Name	Age	Position(s)
Andrew Rees	58	Chief Executive Officer
Anne Mehlman (1)	44	Executive Vice President, Brand President for Crocs
Terence Reilly (2)	57	Executive Vice President, Brand President for HEYDUDE
Susan Healy (3)	59	Executive Vice President, Chief Financial Officer
Adam Michaels (4)	48	Executive Vice President, Chief Digital Officer
Thomas Britt	61	Executive Vice President, Chief Information Officer
Shannon Sisler	51	Executive Vice President, Chief People Officer
(1) Having previously served as the Company’s Executive Vice President, Chief Financial Officer, Ms. Mehlman was appointed as Executive Vice President, Brand President for Crocs effective May 3, 2024.
(2) Mr. Reilly was appointed as Executive Vice President, President for the HEYDUDE Brand effective April 29, 2024.
(3) Ms. Healy was appointed as Executive Vice President, Chief Financial Officer on June 3, 2024, following Ms. Mehlman’s appointment as Executive Vice President, Brand President for Crocs.
(4) On March 3, 2025, Mr. Michaels notified the Company of his decision to resign from the Company, effective May 1, 2025.

Mr. Rees’ biographical information is disclosed above under “Proposal 1—Election of Directors.”

Anne Mehlman has served as our Executive Vice President, Brand President for Crocs since May 2024. Ms. Mehlman previously served as our Executive Vice President, Chief Financial Officer from August 2018 to June 2024. From November 2016 until August 2018, she served as Chief Financial Officer of Zappos.com, Inc., an online shoe retailer owned by Amazon.com, Inc. Previously, Ms. Mehlman served as our Vice President, Corporate Finance from June 2011 to November 2016. Prior to that time, she was Division Finance Director at RSC Holdings, Inc., an equipment rental company (acquired by United Rentals, Inc.). Ms. Mehlman also held various financial roles at Corporate Express, an office supplies company (acquired by Staples, Inc.) and Lockheed Martin, a global security and aerospace company. Ms. Mehlman served on the board of directors of JOANN Inc., a specialty retailer of crafts and fabrics, from March 2021 to April 2024. She received her Bachelor’s degree from the University of Colorado at Colorado Springs.

Terence Reilly has served as our Executive Vice President, Brand President for HEYDUDE since April 2024. Previously, Mr. Reilly most recently served as the President of the Stanley Brand, a centuries-old insulated drinkware company, from April 2020 to April 2024. Prior to his time at Stanley, Mr. Reilly served in marketing leadership at Crocs, Inc. from 2013 to 2020 culminating in the Senior Vice President, Chief Marketing Officer role. Prior to 2013, he held various senior level marketing and leadership positions at Crocs, Inc. Mr. Reilly received his Bachelor’s degree in Communications from Rider University.

Susan Healy has served as our Executive Vice President, Chief Financial Officer since June 2024. She previously served as Chief Financial Officer of IAA, Inc., a global marketplace for automotive buyers and sellers, from September 2021 until March 2023. From September 2016 to January 2021, Ms. Healy served as the Senior Vice President, Finance for Ulta Beauty, a beauty retailer. Earlier in her career, she held various senior financial leadership roles in addition to a 12-year tenure at Goldman Sachs, an investment bank and financial services company. Ms. Healy received her Bachelor’s degree in Finance from California Polytechnic State University and her Juris Doctor from Harvard Law School.

Adam Michaels has served as our Executive Vice President, Chief Digital Officer since January 2022. Mr. Michaels initially joined the Company in 2013 as Vice President of Global e-Commerce. He has over 15 years of experience in the e-Commerce space including leadership roles at Reebok, an American fitness footwear and clothing brand, where he led the e-Commerce channel, and Cloud 9 living, a nationwide experiential gift company, where he co-founded and grew the e-Commerce start-up into a successful growth business. Mr. Michaels received his Bachelor’s degree from Colgate University.

Thomas Britt has served as our Executive Vice President, Chief Information Officer since June 2023. In this role, he leads our global information systems, analytics and cyber security organizations. Mr. Britt brings more than 25 years of technology consulting and leadership experience, including CIO roles at Tapestry, a NYSE-listed house of modern luxury lifestyle and accessory brands, Westcon, a global technology solutions provider and information technology distributor, and Diane von Furstenberg, a heritage fashion brand. Most recently, he served as Partner for Keel Consulting, a technology and business advisory organization, from July 2020 to June 2023. Prior to his role at Keel Consulting, Mr. Britt was an independent consultant working as an Interim Chief Information Officer from January 2014 to July 2020. Mr. Britt received a Bachelor of Science degree in Mechanical Engineering from Kettering University and a Master of Business Administration from Michigan State University.

Shannon Sisler has served as our Executive Vice President, Chief People Officer since April 2022. Ms. Sisler joined Crocs in 2017. Prior to joining Crocs, Ms. Sisler held human resource leadership roles with Davita, a healthcare company, from 2010 to 2011, Janus Capital, a publicly owned investment firm, from 2005 to 2009, and most recently, served as Senior Vice President, Talent and Total Rewards at Western Union, a multinational financial services corporation, where she was responsible for various human resources and transformation functions, from 2011 to 2017. She received her Bachelor’s degree from University of Colorado and her Master of Business Administration from University of Denver.

BENEFICIAL OWNERSHIP OF OUR SECURITIES

Ownership by Our Directors, Executive Officers, and Greater than 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2025 by:
•each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding common stock;
•each current director or nominee;
•each of the named executive officers listed in “Compensation Tables—Summary Compensation Table” (below); and
•all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock subject to options, restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) held by that person that are currently exercisable, or exercisable (or, in the case of RSUs and PSUs, scheduled to vest and settle) within 60 days after March 31, 2025, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Percentage ownership is based on 56,056,888 shares of our common stock outstanding on March 31, 2025. Unless otherwise indicated below, the address for each director and named executive officer listed below is in care of Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

	Common Stock
Name of Beneficial Owner	Shares	Percent
5% Stockholders:
FMR LLC (1)	6,386,607	11.4%
BlackRock, Inc. (2)	5,566,035	9.9%
The Vanguard Group (3)	5,496,183	9.8%
Full Fortune Legacy Ltd. (4)	2,852,280	5.1%
Named Executive Officers, Directors, and Director Nominees:
Ian M. Bickley	30,549	*
Charisse Ford Hughes (5)	12,599	*
Ronald L. Frasch	73,907	*
Beth J. Kaplan	11,601	*
John B. Replogle	9,304	*
Thomas J. Smach (6)	217,730	*
Neeraj S. Tolmare	2,562	*
Douglas J. Treff	81,254	*
Andrew Rees (7)	1,025,981	1.8%
Anne Mehlman	74,667	*
Susan Healy	1,000	*
Terence Reilly	17,877	*
Adam Michaels	76,982	*
Tom Britt	2,778	*
All directors and executive officers as a group (15 persons) (8)	1,654,063	3.0%
*Less than 1%
(1) Based solely on a Schedule 13G/A filed with the SEC on February 12, 2025 reporting on beneficial ownership as of December 31, 2024. FMR LLC reported sole voting power with respect to 6,188,920 shares and, along with Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR LLC, sole dispositive power with respect to 6,386,607 shares. The address for FMR LLC is 245 Summer

Street, Boston, MA 02210.
(2) Based solely on a Schedule 13G/A filed with the SEC on January 24, 2024 reporting on beneficial ownership as of December 31, 2023. BlackRock, Inc. reported sole voting power with respect to 5,415,202 shares and sole dispositive power with respect to 5,566,035 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3) Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 reporting on beneficial ownership as of December 29, 2023. The Vanguard Group reported shared voting power with respect to 29,657 shares, sole dispositive power with respect to 5,401,961 shares and shared dispositive power with respect to 94,222 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(4) Based on information provided to the Company by Full Fortune Legacy Ltd. on March 25, 2025 with respect to beneficial ownership as of February 13, 2025. The address for Full Fortune Legacy Ltd. is c/o WIT Partners Advisory Pte. Ltd., OUE Downtown Gallery, 6A Shenton Way #04-41, Singapore, U0 068815.
(5) Includes 6,442 RSUs that become immediately vested upon the earlier of Ms. Ford Hughes’ separation of service from the Board or upon a change in control.
(6) Includes 80,014 RSUs that become immediately vested upon the earlier of Mr. Smach’s separation of service from the Board or upon a change in control, 6,416 shares held by Mr. Smach’s wife, and 118,597 shares held in a family trust, of which Mr. Smach is a trustee. Also included are 5,000 shares held in a trust for the benefit of Mr. Smach’s children; Mr. Smach’s wife is the trustee of the trust. Mr. Smach disclaims beneficial ownership of these 5,000 shares.
(7) Includes 200,000 shares subject to options exercisable within 60 days of March 31, 2025 and 79,748 shares held by the V&M Rees Revocable Trust, in which Mr. Rees in a trustee and exercises voting and investment power.
(8) Shares beneficially owned include 200,000 shares subject to options that are exercisable within 60 days of March 31, 2025 and 86,456 RSUs that become immediately vested upon the earlier of certain directors’ separation of service from the Board or upon a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of Forms 3, 4, and 5 (and amendments thereto) and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act during 2024 except for one Form 4 for Charisse Ford Hughes related to her election to received restricted stock units in lieu of the cash compensation retainer for Board service.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions

Since January 1, 2024, there have been no related person transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any current related person had or will have a direct or indirect material interest.

Policy on Transactions with Related Persons

Our Worldwide Code of Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned’s immediate family members (each, a “related person”), have a material interest be approved or ratified by the Audit Committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual director independence review, and our Worldwide Code of Ethics permits the full Board to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties.

Director and Officer Indemnification

We have entered into agreements to indemnify our directors in addition to the indemnification provided for both directors and executive officers in our certificate of incorporation and bylaws. These documents, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DIRECTOR COMPENSATION
Structure of Compensation Program

Non-employee directors are compensated with a combination of an annual Board retainer and retainers for serving on committees, paid in cash or restricted stock at the director’s election, and annual equity grants during the period that begins on or around the date of an annual meeting and ends on or around the day prior to the next annual meeting (each such period, a “Board Year”). The 2024-2025 Board Year began on June 4, 2024. Mr. Rees, who is an employee of the Company, is not eligible to receive this compensation. Directors do not receive additional fees for attendance at meetings. Amounts payable to our non-employee directors under our director compensation program are described under “2024-2025 Board Year Retainer and Equity Awards” below.

Philosophy/Approach

The Compensation Committee periodically reviews market director compensation levels using data from a peer group approved by the Compensation Committee. The competitive report and analysis is developed by Meridian, the Compensation Committee’s independent compensation consultant. Changes to director compensation levels or program structure are presented to the full Board for approval. While the program is not targeted to any specific market percentile or position, the overall philosophy is to ensure that overall compensation levels are competitive and appropriate while considering market practices, desired alignment with stockholders, relative Board cost compared to peers, mix of equity versus cash, and the Compensation Committee’s view of the Board’s performance.

Based on a review of competitive market practices of our peers presented by Meridian, effective June 2024, for the 2024-2025 Board Year, the committee chair retainers increased by $10,000 for the Audit Committee, by $15,000 for the Compensation Committee, and by $5,000 for each of the Governance and Nominating Committee and Corporate Responsibility and Sustainability Steering Committee. Additionally, the annual equity awards were increased by $10,000 for all non-employee directors and the Chairperson of the Board.

2024-2025 Retainers and Equity Awards

The components of annual director compensation for the 2024-2025 Board Year are shown in the chart below:

Pay Component	Amount ($)
Annual Cash Retainer
Chairperson of the Board	150,000
Other non-employee directors	100,000
Committee Chair Retainers
Audit Committee	45,000
Compensation Committee	45,000
Governance and Nominating Committee	25,000
Corporate Responsibility and Sustainability Steering Committee	25,000
Committee Members Retainers
Audit Committee	20,000
Compensation Committee	15,000
Governance and Nominating Committee	10,000
Corporate Responsibility and Sustainability Steering Committee	10,000
Equity Awards
Chairperson of the Board	270,000
Other non-employee directors	160,000

The annual retainers are denominated in cash and payable in quarterly installments unless the director elects to be paid in shares of restricted stock or a combination of cash and restricted stock. The directors may also elect to defer all or a portion of their annual retainer. The number of shares of restricted stock is determined based on the fair market value of our common stock on the date the retainer is issued. The restricted stock vests in four successive quarterly installments from the issuance date. For the

2024-2025 Board Year, Messrs. Frasch and Treff and Ms. Kaplan elected to receive their annual retainers in cash. Messrs. Bickley, Smach, Replogle and Tolmare elected to receive their annual retainers in restricted stock. Ms. Ford Hughes elected to receive a combination of cash and deferred stock for their annual retainer.

Directors can elect to receive their annual equity award as RSUs that vest upon their cessation of service on the Board in lieu of the common stock grant. Ms. Ford Hughes made that election for the 2024-2025 Board Year. The number of shares of common stock was determined based on the fair market value of our common stock on the date of grant.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

The table below summarizes the total compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($) (1)
Ian M. Bickley	—	289,855	289,855
Charisse Ford Hughes	72,500	259,814	332,314
Ronald L. Frasch	137,500	159,874	297,374
Beth Kaplan	147,500	159,874	307,374
John B. Replogle (3)	—	395,541	395,541
Thomas J. Smach (Chairperson)	—	464,899	464,899
Neeraj S. Tolmare (3)	51,147	343,600	394,747
Douglas J. Treff	72,500	159,874	232,374
(1) The determination of director compensation is based on the Board Year, which does not coincide with our fiscal year. The amounts reflected in the table above represent compensation for the fiscal year.
(2) Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. On June 4, 2024, each non-employee director received RSUs with a grant date fair value of $148.72 per share. On June 4, 2024, Messrs. Bickley, Replogle, Smach, and Tolmare received a grant of restricted stock as compensation for serving on the Audit Committee, Compensation Committee, Corporate Responsibility and Sustainability Steering Committee, and Governance and Nominating Committee in lieu of the cash compensation retainer for committee service, with a grant date fair value of $148.72 per share, which vested or vests, as applicable, in four equal installments on September 4, 2024, December 4, 2024, March 4, 2025, and June 4, 2025. Assumptions used to calculate these values are included in Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3) Messrs. Replogle and Tolmare were each appointed to the Board, effective January 1, 2024. At the time of their respective appointments, which was during the 2023-2024 Board Year, they each received prorated annual retainers, prorated committee fees and prorated equity awards based on the director compensation program in effect during the 2023-2024 Board Year. At the time of their respective appointments, Mr. Replogle elected to receive his annual retainer and committee fees in stock and Mr. Tolmare elected to receive his annual retainer and committee fees in cash. At the start of the 2024-2025 Board Year, Messrs. Replogle and Tolmare both elected to receive their annual retainer and committee fees in stock for the 2024-2025 Board Year.

As of December 31, 2024, each non-employee director who served during 2024 had the following number of unvested restricted stock awards and restricted stock units outstanding:

Name	Unvested Restricted Stock Awards and Restricted Stock Units Outstanding at December 31, 2024
Ian M. Bickley	438
Charisse Ford Hughes	6,442
Ronald L. Frasch	—
Beth Kaplan	—
John B. Replogle	420
Thomas J. Smach (Chairperson)	80,670
Neeraj S. Tolmare	404
Douglas J. Treff	—

There were no options outstanding for any non-employee director as of December 31, 2024. For information regarding Mr. Rees’ outstanding options, please see the section entitled “Compensation Tables.”

Director Ownership Guidelines

Our director stock ownership guidelines require that directors own shares of our common stock in an amount equal in value to a specified multiple of such director’s annual cash retainer for Board service (not including any retainers for service on Board committees). For 2024, the specified multiple was 7.5x for the Chairperson of the Board and 5x for all other directors. Directors have until the fifth anniversary of the date of appointment to meet the ownership guidelines. Currently, all of our directors have met or are within the phase-in period of the ownership guidelines.

A LETTER FROM THE CHAIR OF OUR COMPENSATION COMMITTEE

Dear Stockholders,

In 2024, Crocs, Inc. has achieved yet another very positive year, highlighted by revenue growth of 3.5%, reaching $4.1 billion. The Compensation Committee remains committed to developing an executive compensation program that aligns with our goals of enhancing financial, operational, and share price performance. Our approach continues to emphasize performance-based and at-risk pay, ensuring our executives are motivated to drive exceptional results. In line with previous years, the Committee established ambitious performance targets that played a significant role in the Company’s impressive achievements in 2024.

Our 2024 executive compensation program retained the Long-Term Incentive Plan (LTIP) established in the previous year, which is linked to adjusted 3-year cumulative revenue. Additionally, brand-specific objectives continue to be an integral component of our STIP scorecards. The Committee believes the current set of metrics in both the annual and long-term incentive plans are appropriate and aligned to long-term shareholder value. Our pay program effectively incentivizes robust top and bottom-line performance while providing stability, continuity and consistency in our approach to executive compensation. The Company’s performance in 2024, elaborated upon below, justifies the earned payouts for our named executive officers. The Committee remains dedicated to fostering a strong pay for performance culture that enhances the company’s results for the benefit of our shareholders.

I encourage all stockholders to read the Compensation Discussion & Analysis to further understand our executive compensation philosophy and program.

Beth Kaplan
Compensation Committee Chairperson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information that we believe is necessary to understand our executive compensation policies and decisions as they related to the compensation for 2024 of our named executive officers.

The following named executive officers whose compensation information is presented in the tables and discussed in this proxy statement include:

•Andrew Rees, Chief Executive Officer
•Anne Mehlman, Executive Vice President, Brand President for Crocs (1)
•Susan Healy, Executive Vice President, Chief Financial Officer (1)
•Terence Reilly, Executive Vice President, Brand President for HEYDUDE (2)
•Adam Michaels, Executive Vice President, Chief Digital Officer (3)
•Thomas Britt, Executive Vice President, Chief Information Officer
(1) Having previously served as the Company’s Executive Vice President, Chief Financial Officer, Ms. Mehlman was appointed as Executive Vice President, Brand President for Crocs effective May 3, 2024. Ms. Healy was appointed as Executive Vice President, Chief Financial Officer on June 3, 2024, following Ms. Mehlman’s appointment as Executive Vice President, Brand President for Crocs.
(2) Mr. Reilly was appointed as Executive Vice President, President for the HEYDUDE Brand effective April 29, 2024.
(3) On March 3, 2025, Mr. Michaels notified the Company of his decision to resign from the Company, effective May 1, 2025.

Executive Summary

2024 Financial Highlights

In evaluating our overall executive compensation program and decisions, including payouts under the 2024 programs and plan designs for our 2025 programs, the Compensation Committee (the “Committee”) considered a number of factors, including the strategic and financial performance and position of our Company in 2024.

We achieved record revenues in 2024, despite the continued impact of global inflation, elevated interest rates, and foreign currency fluctuations resulting in a stronger USD, which impacted our business, contributing to, among other things, incremental freight costs, increased wages, particularly in our distribution centers, and increased raw materials costs.

Some specific highlights and key accomplishments considered by the Committee in its decision-making process during 2024 included:

•We delivered cumulative total shareholder return (“TSR”) in the 83rd percentile of our compensation peer group as measured for the 5-year period ended December 31, 2024.
•Revenues were $4,102.1 million for the year ended December 31, 2024, a 3.5% increase compared to the year ended December 31, 2023. The increase was due to the net effects of higher average selling price on a constant currency basis(1) (“ASP”) in both our Crocs and HEYDUDE brands and higher unit sales volume, partially offset by net unfavorable changes in exchange rates.
•We grew Crocs Brand revenues 8.8% in 2024 compared to 2023. HEYDUDE Brand revenues decreased 13.2% in 2024 compared to 2023.
•We sold 127.0 million pairs of shoes worldwide for the Crocs Brand in 2024, an increase from 119.6 million pairs in 2023. We sold 27.0 million pairs of shoes for the HEYDUDE Brand in 2024, a decrease from 33.0 million pairs in 2023.
•Gross margin was 58.8% in 2024 compared to 55.8% in 2023, an increase of 300 basis points. This was primarily due to prior year distribution costs associated with the move to our new HEYDUDE distribution center in Las Vegas, Nevada that did not recur in the current year, as well as higher ASP, favorable customer mix, and favorable brand mix.
•Selling, general & administrative expenses (“SG&A”) was $1,388.3 million in 2024, an increase of $215.1 million, or 18.3%, compared to 2023, primarily as a result of higher variable expenses related to higher revenues in the direct-to-consumer channel and continued investment in talent and marketing. As a percent of revenues, SG&A increased 420 basis points to 33.8% of revenues.

•Income from operations was $1,021.9 million for the year ended December 31, 2024 compared to income from operations of $1,036.8 million for the year ended December 31, 2023. Our operating margin decreased to 24.9% in 2024, compared to 26.2% in 2023.
•Net income was $950.1 million in 2024 compared to $792.6 million in 2023. Diluted net income per common share was $15.88 for the year ended December 31, 2024, compared to a diluted net income per common share of $12.79 for the year ended December 31, 2023. These amounts include an income tax benefit of $39.5 million in 2024 and income tax expense of $83.7 million in 2023.
(1) Constant currency is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. In addition to financial measures presented on the basis of GAAP, we present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using prior year foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rates on reported amounts. Management uses constant currency to assist in comparing business trends from period to period on a consistent basis in communications with the Board, stockholders, analysts, and investors concerning our financial performance. We believe constant currency is useful to investors and other users of our consolidated financial statements as an additional tool to evaluate operating performance and trends. Investors should not consider constant currency in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Key Compensation Committee Actions in 2024

The Committee took several actions which are consistent with our determination to pay for performance and align our incentive compensation metrics to key strategic initiatives.

•Continuity of Named Executive Officer Incentive Program:
◦Short-Term (Annual) Cash Incentive Program (“STIP”): The Committee continued to use the same financial metrics for the STIP scorecards. Also, predetermined corporate responsibility and sustainability strategic initiatives were maintained in each of the non-financial metrics in all three of our STIP scorecards to maintain focus on near-term goals.
◦Long-Term Incentive Program (“LTIP”): For 2024, the Committee determined it was appropriate to continue to use balanced performance-based RSUs with a 3-year performance period and a 1-year performance period in our LTIP. As such, the performance-based component of our LTIP used two financial metrics: (1) 2024-2026 Adjusted 3-year cumulative revenue (as defined herein) and (2) 2024 Adjusted EBITDA operating margin (as defined herein).
In addition, the mix of awards and vesting schedule for time-based RSUs and PSUs continued the approach from 2023, such that (i) 33% of the LTIP grant was comprised of time-based RSUs that vest in three annual installments beginning one year after the date of grant based on continued service; (ii) 33% of the LTIP grant was comprised of PSUs earned based on the achievement of 2024 Adjusted EBITDA operating margin performance with any earned PSUs then vesting 33% upon satisfaction of the performance goal and 33% in each of the next two years, subject to continued service; and (iii) 33% of the LTIP grant was comprised of PSUs earned based on the achievement of 2024-2026 Adjusted 3-year cumulative revenue performance with any earned PSUs cliff vesting at the end of the three-year performance period, subject to continued service. The Committee maintained an extended vesting term for the 2024-2026 Adjusted 3-year cumulative revenue portion of our LTIP to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on Adjusted EBITDA operating margin and senior leader retention.

•Emphasis on Pay-for-Performance: In 2024, the Committee continued to use multiple performance metrics and focus on objective, performance-based and “at-risk” pay arrangements. We believe these performance metrics help align the interests of our named executive officers with those of stockholders by making a significant portion of their compensation contingent upon results beneficial to stockholders, and thereby incenting our named executive officers to create long-term value for stockholders. The Committee believes the performance metrics continued to be appropriately aligned with stockholder value as demonstrated by the payouts for our named executive officers under our STIP and LTIP in 2024 relative to the performance of our stock during 2024.

The performance metrics (as defined herein) for our STIP for each scorecard (and the named executive officers for whom such scorecards were applicable) were:

◦Crocs, Inc. Enterprise Scorecard: Enterprise adjusted EBIT, Enterprise adjusted free cash flow, Enterprise strategic initiative performance, and Enterprise corporate responsibility and sustainability progress (Messrs. Rees, Britt and Michaels and Ms. Healy. The Crocs, Inc. Enterprise Scorecard was previously applicable to Ms. Mehlman prior to her appointment as Executive Vice President, Brand President for Crocs.);
◦Crocs Brand Scorecard: Crocs Brand adjusted EBIT, Enterprise adjusted free cash flow, Crocs Brand strategic initiative performance, and Enterprise corporate responsibility and sustainability progress (Ms. Mehlman upon her appointment as Executive Vice President, Brand President for Crocs.); and
◦HEYDUDE Brand Scorecard: HEYDUDE Brand adjusted EBIT, Enterprise adjusted free cash flow, HEYDUDE Brand strategic initiative performance, and Enterprise corporate responsibility and sustainability progress (Mr. Reilly).
•Rigorous Objective Financial Performance Goals: The Committee believes the performance targets (as defined herein) were rigorous and difficult to achieve. The selection of these metrics diversifies the performance goals among our STIP and LTIP, drives performance across key metrics that we believe drive stockholder value and also supports our strategic priorities.

The 2024 Adjusted EBITDA operating margin PSUs are earned based on a one-year performance period, which the Committee believes is an appropriate measurement period given our continued growth, business environment, and desire for consistency. To further drive stockholder alignment and retention, any earned 2024 Adjusted EBITDA operating margin PSUs are subject to continued vesting and service requirements following the date in 2025 that the Committee certified that the 2024 Adjusted EBITDA operating margin target was achieved, as further described below.

The 2024-2026 Adjusted 3-year cumulative revenue PSUs are earned based on a three-year performance period, which the Committee believes is an appropriate measurement period to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on retention. Any earned 2024-2026 Adjusted 3-year cumulative revenue PSUs will cliff vest at the end of the three-year performance period on the date in 2027 that the Committee certifies that the 2024-2026 Adjusted 3-year cumulative revenue target was achieved, subject to continued service as of such date, as further described below.

•2024 Pay Outcomes Were Aligned with Company Performance: Our 2024 Adjusted EBITDA operating margin PSUs were earned at 102.1% of target and our STIP paid out at 117.6%, 120.7%, and 80.8% of target for named executive officers on the Crocs, Inc. Enterprise, the Crocs Brand, and the HEYDUDE Brand scorecards, respectively. The Committee believes these payouts recognize and reward the named executive officers for the Company’s financial performance, especially in light of the macroeconomic challenges. The three-year performance cycle for the 2024-2026 Adjusted 3-year cumulative revenue PSUs granted in 2024 is still in progress.

•Operating Performance Metrics for STIP: In addition to the enterprise- or brand-specific financial performance targets, the Committee weighted 20% of the target 2024 annual incentive awards to objectives associated with strategic initiative performance such as:
◦enterprise resource planning implementation, digital expansion strategy, and fit for future talent and succession planning for named executive officers on the Crocs, Inc. Enterprise scorecard,
◦Asia sustainable growth, product diversification, and fit for future talent and succession planning for those on the Crocs Brand scorecard,
◦gross margin improvement strategy, sustainable international growth, U.S. marketplace management, and fit for future talent and succession planning for those on the HEYDUDE Brand scorecard, and
◦Enterprise corporate responsibility and sustainability progress, such as achieving our bio-resin production target, environmental sustainability, and community and inclusivity, for all named executive officers.
Performance against these rigorous and difficult to achieve goals was determined in the Committee’s discretion. The Committee believes that these performance goals are key drivers in our continued short- and long-term growth, which, if achieved, will ultimately help drive additional stockholder value over the long-term.

Role of Compensation Committee, Chief Executive Officer, and Compensation Consultant

The Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Committee sets the Chief Executive Officer’s compensation, and those of our other executive officers. The Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the other named executive officers. During 2024, the Committee continued its engagement with Meridian as its independent executive compensation consultant. Meridian provided the Committee with advice and perspective regarding executive compensation market trends and best practices. In addition, as discussed further in “— Named Executive Officer Incentive Program Changes” below, Meridian assisted in the updates to both our LTIP and STIP.

Compensation Best Practices

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Committee establishes and monitors specific policies, practices and processes.

Things We Do:

✓ Independent Compensation Committee. The Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓ Independent compensation consultant. The Committee retains an independent compensation consultant.

✓ Assessment of compensation risk. The Committee assesses our compensation policies and programs and determined that we have no compensation policies and programs for our executives that give rise to excessive risks reasonably likely to have a material adverse effect on the Company.

✓ Performance-based pay. The Committee focuses on paying our executives for performance against pre-established goals.

✓ Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve the compensation of our named executive officers and in 2024 received support of 98% on such proposal.

✓ Mix of CEO’s pay. Almost 90% of the 2024 total target compensation for Mr. Rees was performance-based or at-risk.

✓ Weight of financial metrics. The Committee continued to weight 2024 performance measures towards those impacting profitability and included strategic operating measures that it believed were key to the continued success of our ongoing business transformation strategies and continued to weight financial performance metrics under our STIP at 80%.

✓ Use of multiple non-overlapping performance metrics. The Committee used multiple complementary performance measures for the 2024 STIP and PSUs to align the executive compensation program to a broader perspective of Company performance. There is no overlap between the performance measures used in our STIP and PSUs.

✓ Double-trigger vesting and reasonable change in control protections. We maintain a reasonable change in control plan (“CIC Plan”) that aligns the CIC Plan with best practices and good governance. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

✓ Corporate responsibility and sustainability. We link a portion of the payout under our STIP awards to corporate responsibility and sustainability metrics.

✓ Stock ownership guidelines. Our Board maintains stock ownership guidelines for our executive officers and non-employee directors.

✓ Clawback. In the case of a financial restatement, annual and long-term incentive awards of the executive officers are subject to the Company’s clawback policies.

Things We Don’t Do:

✗ No excise tax gross-ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✗ Ban on hedging and pledging. We do not allow our management or directors to engage in hedging transactions on our stock or to pledge our stock to secure loans or other obligations.

✗ No repricing. Our equity plans do not allow repricing of stock option or stock appreciation rights (“SARs”) without stockholder approval.

✗ No excessive executive benefit programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees other than a voluntary deferred compensation plan for senior executives.

✗ No excessive perquisites. Our management receives minimal perquisites.

✗ No payment of dividends on unvested stock awards. We do not pay dividends or dividend equivalents on unvested stock awards.

Say-on-Pay and Stockholder Outreach

At our annual meeting of stockholders in June 2024, stockholders signaled their strong support for our executive compensation program where 98% of the votes cast approved our 2024 say-on-pay proposal. These results were similar to the results at our 2011 through 2023 annual meetings. The Committee has considered and will continue to consider the outcome of our say-on-pay votes when reviewing the objectives of our program and making future compensation decisions for the named executive officers. In addition, in connection with our regular outreach and discussion with stockholders, the Committee has not been made aware of any stockholder concerns regarding our executive compensation program.

Compensation Process and Methodology

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and best practices

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

Summary of Executive Compensation Elements, Practices and Policies

Our executive compensation objectives and principles are implemented through the use of the following principal elements of compensation:

Compensation Element	Objective	Characteristics
Base Salary:	•Compensate executives for their level of experience, responsibility and individual performance •Help attract and retain strong leadership talent	•Fixed component; evaluated annually •Determined by factors such as executive’s job responsibilities, sustained performance in role/potential, and internal equity •Competitive market practices
Annual Cash Incentives:	•Promote achieving our annual corporate financial goals, as well as other objectives deemed important to our long-term success •Align management and stockholder interests
•Variable, performance-based component
•Target opportunity is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•Actual payout depends on our performance and individual contribution

Long-Term Incentives:
•Promote achieving our long-term corporate financial goals with the acquisition of common stock through time-based RSUs and PSUs
•Align management with stockholder interests
•Provide long-term retention incentives

•Variable, performance-based component
•Annual equity grant is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•(i) 33% of the total value granted is in time-based RSUs which vest based on continued service over 3-years; (ii) 33% of the total value granted is in PSUs which are earned based on achievement of the 2024 Adjusted EBITDA operating margin performance goal that vest 33% upon satisfaction of the performance goal and 33% in each of the next two years, subject to continued service; and (iii) 33% of the total value granted is in PSUs which are earned based on achievement of the 2024-2026 Adjusted 3-year cumulative revenue performance goal that cliff vest at the end of the three-year performance period, subject to continued service. Actual value realized will vary based on actual Company performance and stock price

Severance and Change in Control Programs:	•Facilitate attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common
•Contingent component; only payable if the executive’s employment is terminated under certain circumstances and, in the case of a change in control, to help provide continuity of management through the transition

Peer Group Companies

The Committee uses peer company and survey data to guide its review of the total compensation of our officers and executives to understand relevant market practices. The Committee focuses on ensuring that the performance-based elements of our executive compensation program are consistent with peer and industry trends, when appropriate for our business. The Committee does not benchmark compensation to a specific percentage of the compensation of peer companies.

The Committee approved a peer group based on analysis and recommendations from Meridian, the Committee’s independent compensation consultant. The peer group is selected based on the key industry criteria noted below, and takes into consideration each company’s revenue, market capitalization and other key financial metrics to assess the relative complexity of operations (e.g., international sales and direct to consumer sales). The peer group referenced for 2024 pay decisions included 15 companies.

Our relative positioning within the peer group is taken into consideration by the Committee when reviewing the peer group data. We believe these companies are broadly comparable to us as they are made up of footwear and apparel companies with sophisticated and often international operations and represent our labor market for talent for key leadership positions. The Committee believes this group provides appropriate information on market practices and compensation levels. The 2024 peer companies are listed below:

Abercrombie & Fitch Co.	Acushnet Holdings Corp.	Columbia Sportswear Company
Deckers Outdoor Corporation	Designer Brands Inc.	Levi Strauss & Co.
Lululemon Athletica Inc.	Ralph Lauren Corporation	Skechers U.S.A., Inc.
Steven Madden, Ltd.	Tapestry, Inc.	Topgolf Callaway Brands Corp.
Under Armour, Inc.	V.F. Corp	Wolverine World Wide, Inc.
For 2024, Tapestry, Inc. and V.F. Corp were added while Stitch Fix, Inc. and YETI Holdings, Inc. were removed from the peer companies due to their relevant size, complexity, and industry comparability.

Target Compensation

The Committee does not utilize an exact calculation in determining the break-down or weighting of named executive officer compensation among base salary, annual cash incentive awards, and long-term equity awards. Rather, the Committee considers all forms of compensation in light of the market competition for executive talent, the risk to an executive inherent in employment with our fast-paced, rapidly evolving company, and our financial goals. Accordingly, the Committee believes that a significant majority of each named executive officer’s total target compensation should be in the form of annual cash performance-based awards and equity awards that are earned upon achievement of performance goals and aligned with our stock price.

For 2024, 10% of the total targeted compensation of our Chief Executive Officer was base salary and 90% was performance-based or at-risk consisting of our annual cash incentive and long-term equity incentive grants. For 2024, approximately 14% of the total targeted compensation of our other named executive officers was base salary and approximately 86% was performance-based or at-risk. In 2024, the Committee also continued to ensure that a significant proportion of the LTIP grants vest based on achievement of performance factors. Below are charts showing the fixed and performance-based and at-risk compensation for Mr. Rees and our other named executive officers based on the targeted 2024 compensation amounts:

2024 Compensation Program

Base Salary. The Committee sets the base salary of the Chief Executive Officer. Base salary for other named executive officers is set by the Committee after considering the recommendation of the Chief Executive Officer.

Base salary is reviewed on an annual basis and at the time of hire or promotion. Annual adjustments are influenced by the results of our operations, revenue and profitability levels, individual performance, changes in responsibility, peer company comparisons, and other factors (e.g., internal equity and succession planning).

The base salaries of our named executive officers as of December 31, 2024 are below:

Named Executive Officer	2024 Base Salary ($)
Andrew Rees	1,150,000
Anne Mehlman	750,000
Susan Healy	750,000
Terence Reilly	700,000
Adam Michaels	600,000
Thomas Britt	600,000

Mr. Rees and Mr. Britt received a 4.5% and 9.1% salary increase, respectively, in 2024 as a result of an annual evaluation of executive compensation relative to peer companies in the market and individual performance. Ms. Mehlman received an 11.1% salary increase in February 2024 as a result of her appointment as Executive Vice President, Brand President for Crocs.

Annual Incentive Awards. The Committee believes that an annual cash incentive program to our named executive officers for meeting or exceeding Company performance goals provides our officers additional incentive to meet or exceed our strategic Company goals and ensures that we attract and retain talented named executive officers.

Performance weightings are primarily driven by pay philosophy, culture, organizational structure as well as sharing of resources, capital and/or employees. Incentive compensation for brand executives is linked to both enterprise goals and brand goals, which the Committee believes can promote teaming across brands and regions. Furthermore, the Committee believes that the scorecards should support and align the Company’s evolving strategy as well as provide accountability, clarity, and alignment with respect to the Company’s multi-brand strategy.

The Committee believes that the enterprise- and brand- specific metrics diversifies the performance goals among our STIP and LTIP, drives performance across key metrics that the Committee believes drive stockholder value and also supports our strategic priorities.

For brand executives, this incentivizes them to focus on the success and performance of their brands, while keeping the overall success of the Company in mind. For Enterprise executives, this incentivizes them to assist the brand executives in their success, while still emphasizing overall Company performance.

In 2024, the Committee weighted 80% of the STIP on financial metrics and 20% on strategic operating goals to provide focus and incentive to achieve key strategic non-financial objectives during the Company’s continued growth. The non-financial objectives reflect strategic priorities and predetermined corporate responsibility and sustainability strategic initiatives are a component of each of the non-financial metrics in all three of our STIP scorecards to increase focus on near-term goals.

Each year, the Committee establishes a target STIP for each named executive officer expressed as a percentage of the executive’s base salary, based on factors such as: the estimated contribution and responsibility of the named executive officer, market practices, internal equity and the recommendation of the Chief Executive Officer (for all named executive officers excluding himself).

For 2024, the targets for our named executive officers were:

Named Executive Officer	STIP Target (as a percentage of Base Salary)
Andrew Rees	200%
Anne Mehlman	125%
Susan Healy	100%
Terence Reilly	125%
Adam Michaels	100%
Thomas Britt	85%

In 2024, the STIP target (as a percentage of base salary) increased 25 percentage points for Ms. Mehlman as a result of her appointment as Executive Vice President, Brand President for Crocs.

The total STIP award actually paid to each named executive officer is determined based on the extent to which specified weighted objective performance goals are achieved with potential payouts ranging from 50% to 200% of the STIP target. There are no payouts for below-threshold performance.

For purposes of the 2024 performance year, the Committee selected: (i) Enterprise adjusted EBIT, Enterprise adjusted free cash flow, Enterprise strategic initiative performance, and Enterprise CRS progress for Messrs. Rees, Michaels and Britt, and Ms. Healy, the named executive officers on the Crocs, Inc. Enterprise scorecard, (ii) Crocs Brand adjusted EBIT, Enterprise adjusted free cash flow, Crocs Brand strategic initiative performance, and Enterprise CRS progress for Ms. Mehlman, the named executive officer on the Crocs Brand Scorecard, and (iii) HEYDUDE Brand adjusted EBIT, Enterprise adjusted free cash flow, HEYDUDE Brand strategic initiative performance, and Enterprise CRS progress for Mr. Reilly, the named executive officer on the HEYDUDE Brand scorecard as performance measures in the STIP. The Committee continued to include Enterprise and brand-specific adjusted EBIT, as applicable, and Enterprise adjusted free cash flow to more closely align compensation with key performance metrics associated with profitability.

Based on 2024 actual results, our named executive officers were eligible to be paid annual cash incentive awards at the applicable percentages of their respective target STIP award amounts set forth in the table below. The Committee has discretion to depart from the formula in approving the STIP awards by decreasing, but not increasing, incentive awards after results are known. The Committee did not exercise that discretion with respect to the 2024 annual cash incentive awards.

For 2024, these goals and their applicable weightings and earned payouts were:

Crocs, Inc. Enterprise (1)
2024 Performance Targets	Weighting	Actual Performance	Weighted 2024 Actual Performance as a Percentage of Target
Enterprise adjusted EBIT (2): $1,095.2 million	40.0%	$1,055.2 million (90.9% payout)	36.4%
Enterprise adjusted free cash flow (3): $928.8 million	40.0%	$1,125.0 million (155.6% payout)	62.2%
Objectives associated with Crocs, Inc. Enterprise strategic initiative performance (4)	10.0%	3 of 3 Targets Achieved (90.0% payout)	9.0%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	10.0%	3 of 3 Targets Achieved (100.0% payout)	10.0%
TOTAL:			117.6%
(1) The Crocs, Inc. Enterprise scorecard is applicable to Messrs. Rees, Michaels and Britt and Ms. Healy. The Crocs, Inc. Enterprise scorecard was previously applicable to Ms. Mehlman prior to her appointment as Executive Vice President, Brand President for Crocs.
(2) Enterprise adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from generally accepted accounting principles (“GAAP”) net income attributable to common stockholders, including costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada, impairment of information technology systems related to the HEYDUDE integration, impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center, and impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(3) Enterprise adjusted free cash flow is calculated by modifying Enterprise adjusted EBIT by: subtracting capital expenditures; adding year-over-year changes in inventory, accounts receivable and accounts payable; and adding depreciation, amortization and stock-based compensation expenses.
(4) The Enterprise strategic initiative performance targets related to: (i) enterprise resource planning implementation, (ii) digital expansion strategy, and (iii) fit for future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion.
(5) The Enterprise corporate responsibility and sustainability progress performance targets related to: (i) our bio-resin production target, (ii) environmental sustainability, and (iii) community and inclusivity. These strategic initiative performance targets were evaluated based on Committee discretion.

Crocs Brand (1)
2024 Performance Targets	Weighting	Actual Performance	Weighted 2024 Actual Performance as a Percentage of Target
Crocs Brand adjusted EBIT (2): $1,180.2 million	40.0%	$1,185.0 million (101.0% payout)	40.4%
Enterprise adjusted free cash flow (3): $928.8 million	40.0%	$1,125.0 million (155.6% payout)	62.3%
Objectives associated with Crocs Brand strategic initiative performance (4)	10.0%	2 of 3 Targets Achieved (80.0% payout)	8.0%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	10.0%	3 of 3 Targets Achieved (100.0% payout)	10.0%
TOTAL:			120.7%
(1) Following her appointment as Executive Vice President, Brand President for Crocs, the Crocs Brand scorecard is applicable to Ms. Mehlman.
(2) Crocs Brand adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes, and non-recurring entries from the Crocs Brand GAAP net income attributable to common stockholders, such as impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(3) Enterprise adjusted free cash flow is calculated as described in footnote (3) of the Crocs, Inc. Enterprise scorecard on page 45.
(4) The Crocs Brand strategic initiative performance targets related to: (i) Asia sustainable growth, (ii) product diversification, and (iii) fit for future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion.
(5) The Enterprise corporate responsibility and sustainability progress performance targets are consistent with those outlined in footnote (5) of the Crocs, Inc. Enterprise scorecard on page 45.

HEYDUDE Brand (1)
2024 Performance Targets	Weighting	Actual Performance	Weighted 2024 Actual Performance as a Percentage of Target
HEYDUDE Brand adjusted EBIT (2): $200.0 million	40.0%	$149.2 million (0.0% payout)	0.0%
Enterprise adjusted free cash flow (3): $928.8 million	40.0%	$1,125.0 million (155.6% payout)	62.3%
Objectives associated with HEYDUDE Brand strategic initiative performance (4)	10.0%	3 of 4 Targets Achieved (85.0% payout)	8.5%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	10.0%	3 of 3 Targets Achieved (100.0% payout)	10.0%
TOTAL:			80.8%
(1) The HEYDUDE Brand scorecard is applicable to Mr. Reilly.
(2) HEYDUDE Brand adjusted EBIT is calculated by excluding interest expenses, tax expense, foreign currency changes, and non-recurring entries from the HEYDUDE Brand GAAP net income attributable to common stockholders, such as expansion costs and duplicate rent costs primarily related to our distribution centers and other costs.
(3) Enterprise adjusted free cash flow is calculated as described in footnote (3) of the Crocs, Inc. Enterprise scorecard on page 45.
(4) The HEYDUDE Brand strategic initiative performance targets related to: (i) gross margin improvement strategy, (ii) sustainable international growth, (iii) United States marketplace management, and (iv) fit for future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion.
(5) The Enterprise corporate responsibility and sustainability progress performance targets are consistent with those outlined in footnote (5) of the Crocs, Inc. Enterprise scorecard on page 45.

Long-Term Equity Awards. The Committee grants long-term equity awards annually to the named executive officers in order to provide long-term performance-based compensation, to encourage the named executive officers to continue their employment throughout the vesting periods of the awards, and to align management and stockholder interests. The awards vest over a 3-year period (other than the 2024-2026 Adjusted 3-year cumulative revenue PSUs, which cliff vest at the end of the 3-year performance period), subject to continued performance, which also assists with long-term incentives and retention. We believe that a significant portion of each named executive officer’s compensation should be in the form of long-term equity incentive awards. For 2024, the amount of LTIP awards granted to our named executive officers was based on a review of market practices by Meridian, the Committee’s independent compensation consultant, the recommendations of the Chief Executive Officer (for named executive officers other than himself), personal performance, internal equity, and expected future contributions, among other factors.

2024 Long-Term Performance Incentive Program. In 2024, all of our named executive officers received grants of time-based RSUs and PSUs, 67% of which were PSUs earned based on satisfaction of performance goals and 33% of which were time-based RSUs that vest based on continued service. The material terms of these 2024 time-based RSU and PSU awards were as follows:

Time-Based RSUs	Performance-Based RSUs
	Performance Goals	Potential Awards	Further Time Vesting
Vest in three annual installments beginning one year after the date of grant	Achievement of financial performance targets for 2024-2026 Adjusted 3-year cumulative revenue and 2024 Adjusted EBITDA operating margin	For the 2024-2026 Adjusted 3-year cumulative revenue PSUs and 2024 Adjusted EBITDA operating margin PSUs, executive may earn from 50% to 200% and 60% to 200%, respectively, of the target number of PSUs based on the level of achievement of the performance goal - no PSUs are earned if performance falls below established threshold goals	2024-2026 Adjusted 3-year cumulative revenue PSUs cliff vest at the end of the 3-year performance period, subject to continued service

Earned 2024 Adjusted EBITDA operating margin PSUs vest 33% upon satisfaction of performance goal and 33% in each of the next two years, subject to continued service

The Committee grants performance-based awards to support our pay-for-performance philosophy and better align the interests of our named executive officers with those of our stockholders. The Committee grants time-based RSUs because it generally believes that full-value awards such as time-based RSUs offer a stronger retention incentive than stock options while also providing alignment with stockholders. In addition, time-based RSUs and PSUs are less dilutive to our current stockholders as fewer time-based RSUs and PSUs are necessary to provide the same equity benefit compared to stock options.

The Committee selected 2024-2026 Adjusted 3-year cumulative revenue and 2024 Adjusted EBITDA operating margin as the financial performance metrics for the 2024 PSU grant because it views these metrics as primary drivers of enhanced stockholder value and appropriate measures of performance given our continued, successful growth.

Adjusted 3-Year Cumulative Revenue PSU Performance Cycle to Date

The 3-year performance cycle for the 2024-2026 Adjusted 3-year cumulative revenue PSUs granted in 2024 are still in progress. Additionally, the 3-year performance cycle for the 2023-2025 Adjusted 3-year cumulative revenues PSUs granted in 2023 are still in progress. We do not disclose the Adjusted 3-year cumulative revenue measure targets until completion of the applicable 3-year performance period as such disclosure could result in competitive harm.

2024 Adjusted EBITDA Operating Margin PSU Performance

The 2024 Adjusted EBITDA operating margin PSUs granted in 2024 were earned at 102.1% of target because 2024 Adjusted EBITDA operating margin was approximately 102.1% of target.

2024 PSU Targets	Actual Performance	Weighted 2024 Actual Performance as a Percentage of Target
2024-2026 Adjusted 3-year cumulative revenue (1)	(2)	(2)
2024 Adjusted EBITDA operating margin (3): 27.2%	27.4%	102.1%
(1) Adjusted 3-year cumulative revenue is calculated by adjusting GAAP revenue for the applicable 3-year period for non-recurring items, as applicable.
(2) We do not disclose the 2024-2026 Adjusted 3-year cumulative revenue measure target until completion of the applicable 3-year performance period as such disclosure could result in competitive harm.

(3) 2024 Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) operating margin is calculated by modifying adjusted EBIT, which is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to common stockholders, and dividing by adjusted revenue for fiscal year 2024. The non-recurring entries from GAAP net income attributable to stockholders include costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada, impairment of information technology systems related to the HEYDUDE integration, impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center, and impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.

Other Benefits

We provide other benefits to our named executive officers in order to achieve a competitive pay package. The Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation,” are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist of annual executive physical examinations and individual disability insurance for all named executive officers beyond those covered by our general health insurance programs. In addition, we provide executive life insurance for our CEO.
Post-Employment Compensation

Change in Control Benefits. In 2013, we approved and adopted the Change in Control Plan, which was amended and restated in 2014, and further amended and restated in 2018 (“CIC Plan”), for eligible employees, including the named executive officers. The CIC Plan contains a “double-trigger” whereby if a “change in control” occurs and the participant’s employment is terminated by us without “cause” or the participant resigns for “good reason” within the two-year period following the “change in control,” the participants will be entitled to accelerated vesting of certain equity awards and a multiple of salary and bonus. The Committee believes that this approach will enhance stockholder value in the context of an acquisition, and align executives with the interests of our stockholders. For a more detailed discussion of the CIC Plan and definitions of “change in control,” “cause,” and “good reason” under the CIC Plan, see “Potential Payments on Termination or Change in Control” below.

Offer Letters. In connection with the appointment to their respective positions, we negotiated and entered into offer letters with each of Messrs. Rees, Reilly, Michaels, and Britt and Mss. Healy and Mehlman setting forth, among other things, the initial terms of their base salary, target bonus, and long-term equity targets along with the terms of certain sign-on equity awards. The offer letters also provide that if the executive is terminated by us without “cause” (as defined in the offer letter) or if the executive resigns for “good reason” (as defined in the offer letter), subject to execution of a general release of claims, the executive will be entitled to receive a lump sum payment equal to the executive’s then-current base salary plus an amount equal to the then-current target annual bonus. If the executive is terminated by us without “cause,” resigns for “good reason” or in the event of death or “disability” (as defined in the Company’s equity incentive plan), the executive will be entitled to certain vesting of equity awards. The offer letters also provide that the executives are eligible to participate in the CIC Plan. The offer letters contain non-competition and non-solicitation covenants which restrict the executives from taking part in certain competitive activities for a period of one year following their termination of employment with us. For a more detailed discussion of the offer letters, definitions of “cause” and “good reason,” see “Potential Payments on Termination or Change in Control” below.

The post-employment benefits provided in the offer letters were negotiated between the Committee and each executive in advance of the executive accepting employment as an executive with us. The Committee believed that such severance benefits were reasonable and necessary to induce each executive to accept employment with us.

Additional Considerations

In addition to designing our compensation plans to achieve the objectives outlined above, the Committee seeks to implement corporate governance best practices to align the interests of our executive officers with the interests of our stockholders. A summary of some of those compensation policies is set forth below.

Stock Ownership Guidelines
We maintain our stock ownership guidelines to ensure that our executive officers have a meaningful stake in our equity and to further align the interests of our executives with the long-term interests of our stockholders. The guidelines require that each of our named executive officers own shares of our common stock in an amount equal in value to a specified multiple (5x for our Chief Executive Officer and 3x for all other named executive officers) of such named executive officer’s base salary, to be achieved by the fifth anniversary of (i) the adoption of the modified guidelines (for our existing executive officers) or (ii) the date of hire for new executive officers. All of our named executive officers are either compliant or are making progress towards their respective ownership multiples and are still within the five-year phase-in period for compliance.

Clawback Policies	Under our Recovery of Executive Compensation Policy, at the discretion of the Committee, executives may be required to repay awards to us if within two years of an award under our STIP and equity incentive plan: (i) we are required to restate our financial statements due to fraud or willful misconduct involving the executive; or (ii) the executive took part in any fraud, negligence or breach of fiduciary duty.

We have also adopted our Incentive Compensation Recovery Policy in accordance with Rule 10D-1 of the Exchange Act and Nasdaq listing standards. The policy requires, subject to limited exceptions, the Committee to pursue recovery of excess incentive compensation received by any current or former executive in the event of an accounting restatement due to material non-compliance with financial reporting requirements.

We have adopted all clawback policies to comply with the listing standards of all national securities exchanges on which our securities are listed as required under Rule 10D-1 of the Exchange Act (or other applicable law).
Prohibition on Hedging and Pledging	We do not allow our management or directors to engage in hedging transactions on our stock, including transactions such as zero-cost dollars, prepaid variable forward sale contracts, equity swaps, and exchange funds. In addition, we do not allow our management or directors to pledge our stock to secure loans or other obligations.
No Tax Gross-Ups in our CIC Agreements	None of our change in control agreements with our executive officers contain excise tax gross-up provisions.
Double Trigger Provisions in our CIC Agreements	We maintain a reasonable change in control plan. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

Equity Granting Practices	While we do not currently grant stock options or similar option-like instruments, such as stock appreciation rights, we are providing information regarding our procedures related to the grant of equity awards close in time to the release of material non-public information. We have not granted stock options since 2017.

While the Committee has generally determined to make our annual equity award grants at the regular meeting of the Committee held in the first quarter of each year, the Company does not have a formal policy or obligation that requires us to award equity or equity-based compensation on specific dates. Neither our Board nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. We generally issue equity awards to our executive officers on a limited and infrequent basis, and not in accordance with any fixed schedule. The Committee meeting date, or the next business day if the meeting falls on a day where the Nasdaq Global Select Market is closed for trading, is typically the effective grant date for the grants.

We also may grant equity awards to recognize increased responsibilities or special contributions, attract new hires, retain executives or recognize certain other special circumstances that occur throughout the year. The effective date of these grants is determined based on the timing of the recognition or recruitment event and approved on or in advance of the effective date of the grant. The exercise/grant price is the fair market value of our common stock on the effective date. The Committee approves all equity grants to executive officers. We do not permit repricing of stock options without stockholder approval.
Accounting Considerations
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, time-based RSUs and PSUs under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Beth J. Kaplan (Chairperson)
Ronald L. Frasch
John B. Replogle
Thomas J. Smach

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation earned for services rendered during fiscal years 2024, 2023, and 2022 for each of our named executive officers (“NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Andrew Rees	2024	1,138,462	—	8,549,916	2,677,661	66,703	12,432,742
Chief Executive Officer	2023	1,100,000	—	7,249,993	2,268,200	60,214	10,678,407
	2022	1,100,000	—	7,249,910	1,551,000	46,650	9,947,560
Anne Mehlman (4)	2024	744,231	—	5,349,906	1,122,858	27,078	7,244,073
Executive Vice President, Brand President for Crocs	2023	669,231	—	1,319,936	689,977	23,652	2,702,796
	2022	632,693	100,000	649,902	535,258	13,022	1,930,875
Susan Healy (5) Executive Vice President, Chief Financial Officer	2024	432,692	—	1,999,859	882,000	61,212	3,375,763
Terence Reilly (6) Executive Vice President, Brand President for HEYDUDE	2024	471,154	—	5,259,807	475,865	63,431	6,270,257
Adam Michaels (7)	2024	600,000	—	999,948	705,600	25,685	2,331,233
Executive Vice President, Chief Digital Officer	2023	594,231	—	989,889	612,652	23,363	2,220,135
	2022	575,000	—	488,678	486,450	15,222	1,565,350
Thomas Britt Executive Vice President, Chief Information Officer	2024	588,462	—	999,947	588,226	83,566	2,260,201
(1) The bonus column includes a one-time cash award of $100,000 for Ms. Mehlman relating to her significant leadership work on the HEYDUDE acquisition in 2022.
(2) Amounts shown reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of stock awards, which are comprised of time-based RSUs and PSUs, includes the grant date fair value for the PSUs calculated based on the target amount for the award period commencing in the year indicated. For 2024, the total aggregate grant date fair value of stock awards, including the time-based RSUs and PSUs granted in February 2024 for Ms. Mehlman, March 2024 for Messrs. Rees, Michaels and Britt and Ms. Mehlman, April 2024 for Mr. Reilly, and June 2024 for Ms. Healy, assuming the highest level of payout for performance against assigned targets would be as follows: $14.3 million for Mr. Rees, $6.3 million for Ms. Mehlman, $3.3 million for Ms. Healy, $6.1 million for Mr. Reilly, $1.7 million for Mr. Michaels, and 1.7 million for Mr. Britt.
(3) All other compensation for 2024 represents the following: (i) Company matches to employee 401(k) contributions in the amounts of $13,800 for Messrs. Rees, Michaels, and Britt and Ms. Mehlman, (ii) executive healthcare screenings paid by us in the amount of $3,500 for Ms. Mehlman and $1,950 for Mr. Michaels, (iii) group term life insurance premiums paid in full by us in the amount of $822 for Messrs. Rees, Michaels, Britt, and Ms. Mehlman, $446 for Ms. Healy, and $538 for Mr. Reilly, (iv) Company-provided apartment of $41,717 for Mr. Rees, (v) Company-provided executive life insurance premium of $1,042 for Mr. Rees, (vi) individual disability insurance paid by us in the amount of $5,720 for Mr. Rees, $4,954 for Ms. Mehlman, $3,447 for Ms. Healy, $2,859 for Mr. Reilly, $5,262 for Mr. Michaels, and $6,015 for Mr. Britt, (v) long-term disability paid by us in the amount of $404 for Messrs. Rees, Michaels, and Britt and Ms. Mehlman,, and $233 for Ms. Healy, and $264 for Mr. Reilly (vi) short-term disability paid by us in the amount of $2,447 for Messrs. Rees, Michaels, and Britt and Ms. Mehlman, $1,412 for Ms. Healy, and $1,600 for Mr. Reilly, (vii) company paid contributions to the health savings account in the amounts of $1,000 for Ms. Mehlman and Mr. Michaels, (viii) a service award in the amount of $750 to Mr. Rees, (ix) de minimus ambassador awards to Mss. Mehlman and Healy and Messrs. Michaels and Britt, and (x) relocation and travel allowances of $55,623 for Ms. Healy, $58,154 for Mr. Reilly, and $60,000 for Mr. Britt.
(4) Having previously served as the Company’s Executive Vice President and Chief Financial Officer, Ms. Mehlman was appointed as Executive Vice President, Brand President for Crocs in May 2024.
(5) Ms. Healy commenced service as our Executive Vice President, Chief Financial Officer in June 2024.
(6) Mr. Reilly commenced service as our Executive Vice President, Brand President for HEYDUDE in April 2024.

(7) On March 3, 2025, Mr. Michaels notified the Company of his decision to resign from the Company, effective May 1, 2025.

Grants of Plan-Based Awards Table
The following table provides information for each of our NEOs regarding annual and LTIP award opportunities, including the range of potential payouts under our STIP, our annual non-equity incentive plan, and our PSUs granted during fiscal year 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rees	Annual Incentive Award		1,138,462	2,276,923	4,553,846	—	—	—	—	—
	Time-Based RSUs	3/12/24	—	—	—	—	—	—	22,694	2,850,139
	PSUs (3-Year Performance)	3/12/24	—	—	—	13,615	22,692	45,384	—	2,849,888
	PSUs (1-Year Performance)	3/12/24	—	—	—	11,346	22,692	45,384	—	2,849,888
Anne Mehlman	Annual Incentive Award		465,144	930,289	1,860,577	—	—	—	—	—
	Time-Based RSUs (3)	2/1/24	—	—	—	—	—	—	19,839	1,999,970
	PSUs (2-Yr Performance) (3)	2/1/24	—	—	—	—	19,839	—	—	1,999,970
	Time-Based RSUs	3/12/24	—	—	—	—	—	—	3,583	449,989
	PSUs (3-Year Performance)	3/12/24	—	—	—	2,150	3,583	7,166	—	449,989
	PSUs (1-Year Performance)	3/12/24	—	—	—	1,792	3,583	7,166	—	449,989
Susan Healy	Annual Incentive Award		375,000	750,000	1,500,000	—	—	—	—	—
	Time-Based RSUs	6/3/24	—	—	—	—	—	—	4,332	666,825
	PSUs (3-Year Performance)	6/3/24	—	—	—	2,598	4,330	8,660	—	666,517
	PSUs (1-Year Performance)	6/3/24	—	—	—	2,165	4,330	8,660	—	666,517
Terence Reilly	Annual Incentive Award		294,471	588,942	1,177,885	—	—	—	—	—
	Time-Based RSUs (4)	4/29/24	—	—	—	—	—	—	31,325	3,999,889
	Time-Based RSUs	4/29/24	—	—	—	—	—	—	3,289	419,972
	PSUs (3-Year Performance)	4/29/24	—	—	—	1,973	3,289	6,578	—	419,972
	PSUs (1-Year Performance)	4/29/24	—	—	—	1,645	3,289	6,578	—	419,972
Adam Michaels	Annual Incentive Award		300,000	600,000	1,200,000	—	—	—	—	—
	Time-Based RSUs	3/12/24	—	—	—	—	—	—	2,654	333,316
	PSUs (3-Year Performance)	3/12/24	—	—	—	1,592	2,654	5,308	—	333,316

	PSUs (1-Year Performance)	3/12/24	—	—	—	1,327	2,654	5,308	—	333,316
Thomas Britt	Annual Incentive Award		250,096	500,192	1,000,385	—	—	—	—	—
	Time-Based RSUs	3/12/24	—	—	—	—	—	—	2,654	333,316
	PSUs (3-Year Performance)	3/12/24	—	—	—	1,592	2,654	5,308	—	333,316
	PSUs (1-Year Performance)	3/12/24	—	—	—	1,327	2,654	5,308	—	333,316
(1) This represents the target annual incentive award. The incentives awarded were based on the actual amount of salary received in 2024, as disclosed in the “Summary Compensation Table” (above).
(2) Amounts shown reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The grant date fair value of stock awards, which are comprised of time-based RSUs and PSUs, includes the grant date fair value for the PSUs calculated based on the target amount for the award period commencing in the year indicated. For 2024, the total aggregate grant date fair value of stock awards, including the time-based RSUs and PSUs granted in February 2024 for Ms. Mehlman, March 2024 for Messrs. Rees, Michaels and Britt and Ms. Mehlman, April 2024 for Mr. Reilly, and June 2024 for Ms. Healy, assuming the highest level of payout for performance against assigned targets would be as follows: $14.3 million for Mr. Rees, $6.3 million for Ms. Mehlman, $3.3 million for Ms. Healy, $6.1 million for Mr. Reilly, $1.7 million for Mr. Michaels, and 1.7 million for Mr. Britt.
(3) In connection with Ms. Mehlman’s promotion to Executive Vice President, Brand President for Crocs, she received a $4,000,000 equity grant, 50% of which was time-based RSUs and 50% of which was PSUs. The time-based RSUs and the PSUs will each vest on terms consistent with the equity grants made to the Company’s other named executive officers.
(4) In connection with Mr. Reilly’s appointment as Executive Vice President, Brand President for HEYDUDE, he received a $4,000,000 time-based RSU award vesting ratably 50% over two years from the date of issuance.

Annual Incentive Awards. In 2024, STIP amounts were paid at 117.6% of target for NEOs on the Crocs, Inc. Enterprise scorecard, 120.7% of target for NEOs on the Crocs Brand scorecard, and 80.8% of target for NEOs on the HEYDUDE Brand scorecard, in each case, as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” set forth above. The amounts shown for non-equity incentive plan awards represent the threshold, target, and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each executive for 2024 performance contingent on achievement of specified levels of the applicable financial and non-financial metrics discussed above. The potential payments were contingent on achieving the threshold level of performance with ranges from 50% to 200% of the executive’s STIP target. These awards are described in further detail under “Compensation Discussion and Analysis” above.

Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units. The amounts shown for equity incentive plan awards represent the number of time-based RSUs and PSUs awarded to the NEOs in 2024 and the grant date fair values of the time-based RSUs and PSUs determined in accordance with FASB ASC 718. The amounts shown for time-based RSUs and PSUs granted to our NEOs represent awards of time-based RSUs and PSUs as part of a performance incentive plan. Time-based RSUs vest in three equal annual installments, beginning one year after the date of grant based on continued employment. The 2024 Adjusted EBITDA operating margin PSUs vest in three equal annual installments, beginning one year after the grant date, pending certification of performance achievement by the Compensation Committee and subject to continued employment. The 2024-2026 Adjusted 3-year cumulative revenue PSUs vest at the end of the 3-year performance period, pending certification of performance achievement by the Compensation Committee and subject to continued employment.

In connection with Ms. Mehlman’s promotion to Executive Vice President, Brand President for Crocs in February 2024, she received a $4,000,000 equity grant, 50% of which was time-based RSUs and 50% of which was PSUs. The time-based RSUs and the PSUs will each vest on terms consistent with the equity grants made to the Company’s other NEOs. In connection with Mr. Reilly’s appointment as Executive Vice President, Brand President for HEYDUDE in April 2024, he received a $4,000,000 time-based RSU vesting ratably 50% over two years from the date of issuance.

For the 2024 Adjusted EBITDA operating margin PSUs, the number of PSUs awarded may be earned between 50% and 200% of the target number of PSUs, contingent on the level of adjusted revenue performance goals achieved. For the 2024-2026 Adjusted 3-year cumulative revenues PSUs, the number of PSUs awarded may be earned between 60% and 200% of the target number of PSUs, contingent on the level of 2024-2026 Adjusted 3-year cumulative operating margin performance goals achieved.

Offer Letters. We have entered into offer letters with Messrs. Rees, Reilly, Michaels, and Britt and Mss. Mehlman and Healy, which provide for certain initial compensation and other benefits.

Salary and Bonus in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis” above, we believe that a substantial portion of each NEO’s compensation should be in the form of performance-based annual incentive awards and equity awards. Base salary of the NEOs is set at levels that the Compensation Committee believes are competitive with our peer companies, with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses. The Compensation Committee believes that our current program substantially aligns the compensation of our NEOs with the compensation of executive officers of our peer companies, while also permitting the Compensation Committee to provide incentives to the NEOs to pursue performance that increases stockholder value. Please see “Compensation Discussion and Analysis” for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding options and unvested time-based RSUs and PSU awards held by our NEOs as of December 31, 2024. Market values for outstanding stock awards are presented as of the end of 2024 based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024 of $109.53 per share.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Andrew Rees	200,000	—	6.98	06/01/27	100,385	(2)	10,995,169	(2)	34,259	3,752,432
Anne Mehlman	—	—	—	—	34,302	(3)	3,757,098	(3)	25,528	2,796,082
Susan Healy	—	—	—	—	8,752	(4)	958,607	(4)	4,330	474,265
Terence Reilly	—	—	—	—	37,972	(5)	4,159,073	(5)	3,358	367,802
Adam Michaels	—	—	—	—	10,784	(6)	1,181,172	(6)	4,233	463,662
Thomas Britt	—	—	—	—	9,206	(7)	1,008,333	(7)	2,654	290,693
(1) The aggregate number of PSUs was calculated based on the achievement of threshold performance for the 2023-2025 Adjusted 3-year cumulative revenue PSUs granted to Messrs. Rees and Michaels and Ms. Mehlman and target performance for the 2024-2026 Adjusted 3-year cumulative revenue PSUs granted to Messrs. Rees, Reilly, Michaels, and Britt and Mss. Mehlman and Healy.
(2) Represents the unvested portion of three time-based RSU and PSU grants for: (i) 94,118 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 56,705 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment; (ii) 57,838 time-based RSUs and PSUs awarded on March 2, 2023, of which (a) 33% vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 18,622 shares were “earned” pursuant to the Compensation Committee certification on February 16, 2024 and will vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2026 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date; and (iii) 113,462 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 23,166 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.
(3) Represents the unvested portion of four time-based RSU and PSU grants for: (i) 8,437 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 5,080 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment; (ii) 10,530 time-based RSUs and PSUs awarded on March 2, 2023, of which (a) 33% vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,390 shares were “earned” pursuant to the Compensation Committee certification on February 16, 2024 and will vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2026 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date; (iii) 39,678 time-based RSUs and PSUs awarded on February 1, 2024, of which (a) 50% vest in four equal annual installments on February 1, 2025, February 1, 2026, February 1, 2027, and February 1, 2028 based on continued employment, and (b) 50% could be earned based on the achievement of the performance metric following the date in 2026 that the Compensation Committee certifies achievement, at which time the award will vest in three equal annual installments on February 1, 2026, February 1, 2027, and February 1, 2028 based on continued employment; and (iv) 17,915 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,658 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.
(4) Represents the unvested portion of one time-based RSU and PSU grant awarded on June 3, 2024, of which (a) 33% vest in three equal annual installments on June 3, 2025, June 3, 2026, and June 3, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 4,420 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on June 3, 2025, June 3, 2026, and June 3, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.
(5) Represents the unvested portion of two time-based RSU and PSU grants for: (i) 31,325 RSUs awarded on April 29, 2024 which vest in two equal annual installments on April 29, 2025 and April 29, 2026 based on continued employment; and (ii) 16,445 time-based RSUs and PSUs awarded on April 29, 2024, of which (a) 33% vest in three equal annual installments on April 29, 2025, April 29, 2026, and April 29, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,358 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on April 29, 2025, April 29, 2026, and April 29, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.
(6) Represents the unvested portion of three time-based RSU and PSU grants for: (i) 6,344 time-based RSUs and PSUs awarded on March 3, 2022, of which 33% vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment, and of which up to 67% (up to 200%) could be earned based on achievement of performance metrics, of which 3,816 shares were “earned” pursuant to the Compensation Committee certification on February 17, 2023 and will vest in three equal annual installments on March 3, 2023, March 3, 2024, and March 3, 2025 based on continued employment; and (ii) 7,897 time-based RSUs and PSUs awarded on March 2, 2023, of which (a) 33% vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 2,542 shares were “earned” pursuant to the Compensation Committee certification on February 16, 2024 and will vest in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2026 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date; and (iii) 13,270 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 2,708 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.
(7) Represents the unvested portion of two time-based RSU and PSU grants for: (i) 6,406 RSUs awarded on July 3, 2023 which vest in three equal annual installments on July 3, 2024, July 3, 2025, and July 3, 2026 based on continued employment; and (ii) 13,270 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 2,708 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025 and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027 based on continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest in full, subject to continued employment as of such date.

Options Exercised and Stock Vested

The following table sets forth information for each of our NEOs regarding stock awards vested during 2024:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Rees	94,830	12,014,532
Anne Mehlman	14,233	1,858,857
Susan Healy	—	—
Terence Reilly	—	—
Adam Michaels	11,924	1,571,179
Thomas Britt	2,562	378,920
(1) For stock awards, the value realized is calculated by multiplying the number of shares acquired on vesting by the closing price of our common stock on the vesting date.

No stock options were exercised by our NEOs during 2024.

Potential Payments on Termination or Change in Control

Change in Control Plan (“CIC Plan”)

Our NEOs are participants in the CIC Plan, which was initially adopted by the Board in June 2013 and amended and restated in March 2014, and further amended and restated in September 2018. Under the CIC Plan, if a “change in control” (as defined below) occurs, and the NEO’s employment is terminated by us without “cause” (as defined below) or the NEO resigns for “good reason” (as defined below) within the two-year period following the change in control (a “double-trigger”), the NEO will be entitled to the following payments and benefits:

•an amount equal to (A) the annual bonus such NEO would have received for the fiscal year of such NEO’s termination of employment but for the fact that such termination occurred, as determined by the Compensation Committee, multiplied by a fraction the numerator of which is the number of days such NEO was employed by the Company during such fiscal year and the denominator of which is 365, and (B) such NEO’s severance payment percentage times the sum of (i) the NEO’s annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) the NEO’s target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to the NEO in the three years prior to the year in which the change in control occurs;
•full vesting of any time-based equity awards held by the NEO; and
•vesting at the target performance level of any performance-based equity awards held by the NEO.
Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of us following termination. The CIC Plan also contains certain confidentiality, non-solicitation and non-competition covenants.
The definition of “change in control” in the CIC Plan is consistent with the definition in our stockholder-approved equity plan. “Change in control” is generally defined in the CIC Plan to mean any one of the following: (i) any person becomes the beneficial owner of 35% or more of our common stock or voting securities, with certain exceptions; (ii) incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease to constitute a majority of the members of the Board; (iii) consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless (a) after the transaction, the beneficial owners of our common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the entity resulting from the transaction, (b) no person immediately after the merger beneficially owns 35% or more of the voting power of the entity resulting from the transaction (except to the extent that such ownership existed with respect to the Company prior to the transaction), and (c) at least a majority of the members of the board of directors of the entity resulting from the transaction shall have been members of the incumbent board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (iv) stockholder approval of a complete liquidation or dissolution of the Company.

“Cause” is defined in the CIC Plan to mean, with respect to any participant: (i) the participant’s conviction, or guilty or no contest plea, to any felony; (ii) any act of fraud by the participant related to or connected with the participant’s employment by the Company; (iii) the participant’s material breach of his or her fiduciary duty to the Company; (iv) the participant’s gross negligence or gross misconduct in the performance of duties reasonably assigned to the participant which causes material harm to the Company; (v) any willful violation by the participant of the Company’s codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the participant from performing his or her material duties and responsibilities.

“Good reason” is defined in the CIC Plan to mean the existence of any one or more of the following conditions without the written consent of the participant: (i) the Company’s assignment to the participant of any duties inconsistent in any material negative respect with the participant’s authority, duties or responsibilities immediately prior to the change in control or any other action by the Company that results in a material diminution in such authority, duties or responsibilities; (ii) a material reduction in the participant’s base salary, as in effect immediately prior to the change in control; (iii) a material reduction in the participant’s target bonus and/or target LTIP opportunity, as in effect immediately prior to the change in control; (iv) relocation of the participant’s office more than 50 miles from the Company’s principal office immediately prior to the change in control; or (v) a material breach by the Company of the CIC Plan. To resign for “good reason,” a participant must provide certain notice to the Company, and the Company must fail to remedy the condition believed to constitute “good reason” within a specified time period.

Mr. Rees Offer Letter

The offer letter for Mr. Rees provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. In addition, if he is terminated by us without cause, resigns for good reason, or as a result of his death or disability (each a “Qualifying Termination”) (i) his outstanding time-based equity awards that would otherwise have vested in the calendar year of the Qualifying Termination (and any performance-based equity awards for which the performance metrics have already been satisfied prior to the Qualifying Termination) will vest based on the number of full months that have elapsed since the later of (A) the grant date of the applicable equity award and (B) the most recent vesting date of such equity award divided by 12; and (ii) a pro-rated percentage of his performance-based equity awards for which the performance period remains open at the time of the Qualifying Termination will remain outstanding and eligible to vest if the applicable performance metrics are satisfied for such performance-based equity awards by the end of the applicable performance period, with such percentage equal to the number of full months that have elapsed between the grant date of such award and the Qualifying Termination divided by 24 months.

Ms. Mehlman Offer Letter

The offer letter for Ms. Mehlman provides that if she is terminated by us without “cause” (as defined in her offer letter) or if she resigns for “good reason” (as defined in her offer letter), she will be entitled to receive a lump sum payment equal to her then-current base salary, less applicable taxes and withholdings. In addition, she will be eligible for executive outplacement at the Executive Vice President level conditioned upon her signing the Company’s separation agreement and general release.

Ms. Healy Offer Letter

The offer letter for Ms. Healy provides that if she is terminated by us without “cause” (as defined in her offer letter) or if she resigns for “good reason” (as defined in her offer letter), she will be entitled to receive a lump sum payment equal to her then-current base salary, less applicable taxes and withholdings. In addition, she will be eligible for executive outplacement at the Executive Vice President level conditioned upon her signing the Company’s separation agreement and general release.

Mr. Reilly Offer Letter

The offer letter for Mr. Reilly provided that if he was terminated by us without “cause” (as defined in his offer letter) or if he resigned for “good reason” (as defined in his offer letter), he would be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he would be eligible for executive outplacement at the Executive Vice President level conditioned upon his signing the Company’s separation agreement and general release.

Mr. Michaels Offer Letter

The offer letter for Mr. Michaels provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible for executive outplacement at the Executive Vice President level conditioned upon his signing the Company’s separation agreement and general release.

Mr. Britt Offer Letter

The offer letter for Mr. Britt provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible for executive outplacement at the Executive Vice President level conditioned upon his signing the Company’s separation agreement and general release.

Below is a summary of the potential payments that each of our NEOs would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2024.

	Involuntary Termination without Cause or Resignation for Good Reason			Involuntary Termination without Cause or Resignation for Good Reason within Two Years Following a Change in Control
Name	Severance ($)	Total ($)		Severance ($)	Bonus ($)	Acceleration of Equity Awards ($) (1)	Total ($)
Andrew Rees	3,450,000	3,450,000	(2)	8,625,000	2,677,661	15,820,294	27,122,955
Anne Mehlman	750,000	750,000		3,375,000	1,122,858	6,728,428	11,226,286
Susan Healy	750,000	750,000		3,000,000	882,000	1,423,014	5,305,014
Terence Reilly	700,000	700,000		3,150,000	475,865	4,511,760	8,137,625
Adam Michaels	600,000	600,000		2,400,000	705,600	1,488,403	4,594,003
Thomas Britt	600,000	600,000		2,220,000	588,227	1,293,111	4,101,338
(1) Amounts based on the fair market value of our common stock of $109.53 per share, which was the closing price of our common stock on December 31, 2024, as reported on the Nasdaq Global Select Market.
(2) Mr. Rees is also eligible to receive continued vesting of a pro-rata portion of performance-based equity awards, as described above under “Mr. Rees Offer Letter.” Based on target levels of performance and using the same fair market value as described in the preceding footnote, the total potential payment is $2,779,721.

Non-Qualified Deferred Compensation Plan

The Crocs’ Executive Restoration Plan is our non-qualified deferred compensation plan (“NQDC Plan”) available to our most highly compensated employees, which includes our NEOs. The NQDC Plan is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and established a Rabbi Trust with an independent trustee in order to fund benefits payable to the participants that timely enroll during an enrollment window that occurs prior to the start of a given calendar year. The plan allows for our NEOs to defer up to 100% of their eligible base salary and/or incentive compensation earned during the calendar year. Although certain highly compensated employees may elect to defer their compensation, Crocs does not match any employee contributions. The NQDC Plan’s investment options currently mirror those of our 401(k) savings plan. Participants can select a mix of investment options that best suit their goals, time horizon, and risk tolerance, and such allocations can be changed at any time. Changes generally become effective on the first trading day following such change. The investment options available through the NQDC Plan include conservative, moderately conservative, and aggressive funds. Any contributions made under the plan will pay out in a single, lump sum cash payment on a date that is six months following a payment event. Qualifying payment events include the following: separation from service, death, disability, change in control, or an unforeseeable emergency.

The following table sets forth information of our NQDC plan for each of our NEOs in 2024:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance as of December 31, 2024 ($) (3)
Andrew Rees	—	—	10,673	—	101,122
Anne Mehlman	143,499	—	51,125	—	653,059
Susan Healy	—	—	—	—	—
Terence Reilly	—	—	—	—	—
Adam Michaels	—	—	14,350	—	81,349
Thomas Britt	—	—	—	—	—
(1) The amounts deferred by our NEOs are included as part of the amounts reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2) These amounts are not reported as compensation in the Summary Compensation Table because the NQDC Plan does not provide for above-market or preferential earnings.
(3) Aggregate balance is shown net of brokerage and/or other account fees.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total Compensation for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average SCT Total Compensation for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income ($ in millions) (h)	Enterprise Adjusted EBIT ($ in millions) (i)
2024	12,432,742	14,261,834	4,296,305	4,152,650	261.47	102.76	950.1	1,055.2
2023	10,678,407	8,678,644	2,422,621	1,967,947	222.99	119.25	792.6	1,076.3
2022	9,947,560	(4,437,094)	1,920,110	(1,740,310)	258.84	119.13	540.2	1,021.3
2021	15,785,920	57,406,163	4,809,719	12,822,996	306.09	161.56	725.7	2,301.7
2020	10,079,870	20,796,543	2,725,275	4,370,754	149.58	136.78	312.9	1,396.5

Column (b): Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) Total compensation for our Chief Executive Officer, Andrew Rees. Refer to “Compensation Tables—Summary Compensation Table” (above).

Column (c): Compensation actually paid (“CAP”) to our PEO reflects the SCT Total Compensation amounts set forth in column (b), adjusted as set forth in the table below, as calculated in accordance with applicable SEC rules. The dollar amounts reflected as CAP in column (c) of the table above do not reflect the actual amount of compensation earned or paid to our PEO during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our PEO’s compensation for each fiscal year, refer to the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following amounts were deducted from and added to Mr. Rees’ SCT total compensation for fiscal year 2024 to determine the CAP. The Company does not provide pensions and accordingly no values are shown for Change in the Actuarial Value of Pension Benefits or Average Pension Benefit Adjustments.

2024
SCT Total Compensation for PEO	$12,432,742
Less: Equity Values Reported in SCT for the Covered Year	(8,549,916)
Add: Year-End Fair Value of Equity Compensation Granted in the Covered Fiscal Year that were Outstanding and Unvested at End of Covered Fiscal Year	7,155,843
Adjust for: Change in Fair Value of Outstanding Awards Made in Prior Fiscal Years that were Outstanding Unvested at End of Covered Fiscal Year	(1,160,425)
Adjust for: Change in Fair Value of Awards Made in Prior Fiscal Years that Vested During Covered Fiscal Year	4,383,590
Compensation Actually Paid to PEO	$14,261,834

PSU grant date fair values are calculated using the stock price as of the date of grant assuming target performance, and time-based RSU grant date fair values are calculated using the stock price as of the date of grant. The fair values of unvested and outstanding equity awards to our PEO for determining CAP were remeasured as of the end of each fiscal year, and as of each vesting date, as applicable, during the years displayed in the table above, calculated in accordance with applicable SEC rules.

Column (d): Reflects the average of the SCT Total compensation paid to our Non-PEO NEOs, as shown in our “Summary Compensation Table.” The non-PEO NEOs included in each year are as follows:

•For 2020, Anne Mehlman, Daniel Hart, and Carrie Teffner.
•For 2021, Anne Mehlman, Michelle Poole, Daniel Hart, and Elaine Boltz.
•For 2022, Anne Mehlman, Michelle Poole, Elaine Boltz, Richard Blackshaw, and Adam Michaels.
•For 2023, Anne Mehlman, Michelle Poole, Richard Blackshaw, and Adam Michaels.
•For 2024, Anne Mehlman, Susan Healy, Terence Reilly, Adam Michaels, and Thomas Britt.

Column (e): CAP to our non-PEO NEOs reflects the Average SCT Total Compensation for non-PEO NEOs amounts set forth in column (e), adjusted as set forth in the table below, as calculated in accordance with applicable SEC rules. The dollar amounts represented in column (d) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our non-PEO NEOs’ compensation for each fiscal year, refer to the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following adjustments were made to average SCT total compensation for the non-PEO NEOs as a group for fiscal year 2024 to determine the CAP. The Company does not provide pensions and accordingly no values are shown for Change in the Actuarial Value of Pension Benefits or Average Pension Benefit Adjustments.

2024
SCT Total Compensation for Non-PEO NEOs	$4,296,305
Less: Equity Values Reported in SCT for the Covered Year	(2,921,893)
Add: Year-End Fair Value of Equity Compensation Granted in the Covered Fiscal Year that were Outstanding and Unvested at End of Covered Fiscal Year	2,596,678
Adjust for: Change in Fair Value of Outstanding Awards Made in Prior Fiscal Years that were Outstanding and Unvested at End of Covered Fiscal Year	(70,389)
Adjust for: Change in Fair Value of Awards Made in Prior Fiscal Years that Vested During Covered Fiscal Year	251,949
Compensation Actually Paid to Non-PEO NEOs	$4,152,650

PSU grant date fair values are calculated using the stock price as of the date of grant assuming target performance, and time-based RSU grant date fair values are calculated using the stock price as of the date of grant. The fair values of unvested and outstanding equity awards to our non-PEO NEOs for determining CAP were remeasured as of the end of each fiscal year, and as of each vesting date, as applicable, during the years displayed in the table above, calculated in accordance with applicable SEC rules.

Column (f): Represents the cumulative total shareholder return (“TSR”) of Crocs, Inc. for the years ended December 31, 2024, 2023, 2022, 2021, and 2020. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (if any, and assuming dividend reinvestment, if applicable), and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. TSR is cumulative for the measurement periods beginning on December 31, 2019, and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively.

Column (g): Represents the cumulative TSR of the Dow Jones U.S. Footwear Total Return Index (“Peer Group Cumulative TSR”), which is the published industry index used for purposes of Item 201(e) of Regulation S-K, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

Column (h): Reflects net income in the Company’s consolidated statements of operations in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2024, 2023, 2022, 2021, and 2020.

Column (i): Company-selected performance measure is Enterprise adjusted EBIT, which is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to common stockholders, including costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada, impairment of information technology systems related to the HEYDUDE integration, impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center, and impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.

Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our STIP and LTIP incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. As required by SEC rules, below is a tabular list, in unranked order, of the financial measures that in our assessment represent the most important financial performance measures we used to link compensation actually paid to our NEOs, for 2024, to company performance.

Performance Measures
Enterprise Adjusted EBIT
Enterprise Adjusted Free Cash Flow
Revenue
Adjusted EBITDA Operating Margin
Corporate Responsibility and Sustainability Strategic Initiatives

Relationship between Compensation Actually Paid and Performance

The graphs below show the relationship between CAP to our PEO and non-PEO NEOs in 2024, 2023, 2022, 2021, and 2020 to (1) TSR of both Crocs, Inc. and the Dow Jones U.S. Footwear Total Return Index, (2) our net income, and (3) our Enterprise adjusted EBIT.

CAP vs. Crocs, Inc. and Peer Group TSR
Value of Fixed $100 Investment
$350
$300
$250
$200
$150
$100
$50
CAP ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Crocs, Inc. TSR
Dow Jones U.S. Footwear Total Return Index TSR

CAP vs. Net Income
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
Net Income ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
CAP ($ in millions)
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

CAP vs. Enterprise Adjusted EBIT
Adjusted EBIT ($ in millions)
$2,600
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
CAP ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Enterprise Adjusted EBIT

Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

As a company with global operations, we utilize compensation programs that are regionally focused. Given the size and geographic composition of our retail workforce, we identified our median employee as of December 31, 2024, utilizing our internal records of salary and hourly rates (for non-exempt employees (other than our Chief Executive Officer)) and hours worked for the full fiscal year 2024. We have included all employees as of December 31, 2024, whether employed on a full-time, part-time, or seasonal basis. We also annualized the compensation for those employees who were hired in 2024, but were not employed for the entire fiscal year. For non-US employees, we converted such employees’ pay to a U.S. dollar equivalent using a spot exchange rate as of December 31, 2024.

Using this methodology, we estimated our median employee to be a general warehouse employee. Our median employee earned annual total compensation of $35,976 in 2024. The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $12,432,742 in 2024. The ratio of the annual total compensation of our Chief Executive Officer to our estimated median employee for 2024 was approximately 346 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We believe the methodology, assumptions, and estimates described above to be reasonable given the nature of our workforce. As acknowledged by the SEC, there is a significant amount of flexibility and discretion in determining a company’s approach, which makes pay ratios across similar companies and more broadly, the footwear industry, difficult to compare.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning Deloitte & Touche LLP’s independence. The Audit Committee has also discussed with Deloitte & Touche LLP their independence.
Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The Audit Committee
Douglas J. Treff (Chairperson)
Ian Bickley
Thomas J. Smach
Neeraj S. Tolmare

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as our independent public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval, but the Board believes it is desirable as a matter of policy. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting online and will have the opportunity to make any statements if he or she so desires and to respond to appropriate stockholder questions.
If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.
The following table sets forth the aggregate fees for professional services provided during 2024 and 2023 by Deloitte & Touche LLP and its affiliates. The Audit Committee is required to pre-approve all audit and non-audit services provided by Deloitte & Touche LLP. All of the services provided by, and fees paid to, Deloitte & Touche LLP during 2024 and 2023 were pre-approved by the Audit Committee.

	2024	2023
Audit fees (1)	$6,024,649	$7,109,248
Audit-related fees (2)	—	40,000
Tax fees (3)	301,754	542,128
All other fees (4)	1,895	1,895
Total fees	$6,328,298	$7,693,271
(1) Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting and services attendant to, or required by, statute or regulation, such as: (i) consents and other audit services related to SEC and other regulatory filings and (ii) accounting consultation related to the audit. These fees also include fees related to services rendered in connection with statutory audits.
(2) Audit-related fees substantially relate to services rendered in connection with CRS efforts.
(3) Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting, and tax planning.
(4) All other fees include our subscription to accounting research software.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, our stockholders have an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to approve or reject our executive pay program. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this proxy statement.”
As discussed in the “Compensation Discussion and Analysis,” the primary objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, holding our executives accountable to stockholders, motivating our executives to achieve superior financial and business objectives and aligning the interests of our executives with those of our stockholders. We believe our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. Please see “Compensation Discussion and Analysis” section above for an explanation of our executive compensation.
This “Say-on-Pay” proposal allows our stockholders to express their view regarding the decisions of the Compensation Committee on the 2024 compensation of our named executive officers. Your advisory vote will serve as a tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the objective of creating long-term value for our stockholders.
Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any proposal of a stockholder intended to be included in our proxy statement for the 2026 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 26, 2025 unless the date of our 2026 annual meeting is more than 30 days before or after June 10, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2026 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not later than March 12, 2026 and not earlier than February 10, 2026. However, in the event that the 2026 annual meeting is called for a date that is not within 30 days before or 60 days after June 10, 2026, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the 2026 annual meeting is made. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

HOUSEHOLDING

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our Corporate Secretary in writing, at Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021, or via telephone at 303-848-7000.

CROCS inc

CROCS, INC.
ATTN: CORPORATE SECRETARY
500 ELDORADO BLVD., BUILDING 5
BROOMFIELD, COLORADO 80021

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/CROX2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
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**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71927-P27854 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CROCS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Ian M. Bickley
02) John B. Replogle
03) Douglas J. Treff

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**NOTE**: Such other business as may properly come before the meeting or any adjournment thereof.

You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V71928-P27854

**CROCS, INC.**
**Annual Meeting of Stockholders**
**June 10, 2025 9:00 AM Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Andrew Rees and Sara Hoverstock and either of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Crocs, Inc. (the "Company"), to be held live via audio webcast at www.virtualshareholdermeeting.com/CROX2025, on June 10, 2025 at 9:00 AM Eastern Time, and any postponements or adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the Annual Meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.**

**Continued and to be signed on reverse side**